UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under Rule 14a-12

C&J ENERGY SERVICES LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2016

Dear Fellow Shareholder:

You are cordially invited to attend the 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) of C&J Energy Services Ltd. (the “Company”) to be held at 2:00 P.M., local time, on Thursday, May 26, 2016, at the Company’s headquarters located at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda. At the Annual Meeting, we will consider and vote upon the following matters, which are further explained in the accompanying Proxy Statement:

(1)	The election of two directors to serve as Class I Directors until the 2019 Annual General Meeting of Shareholders;

(2)	An advisory vote to approve the 2015 compensation of the Company’s Named Executive Officers (as defined in the accompanying Proxy Statement);

(3)	An advisory vote on the frequency of the named executive officer compensation advisory votes; and

(4)	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of C&J Energy Services Ltd. for the fiscal year ending December 31, 2016.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof), and report on our business and financial performance during the fiscal year 2015. I, along with certain other members of the Company’s management team, will be available to respond to any questions from our shareholders.

Your vote is important to us and we encourage you to take part in the affairs of the Company. Whether or not you plan to attend the Annual Meeting, we urge you to participate by submitting your vote as soon as possible. Specific directions for submitting your vote by mail, the telephone and Internet are included in the Proxy Statement and on the Proxy Card. If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from that bank, broker or other nominee, as the shareholder of record.

We hope you will join us at our Annual Meeting. On behalf of C&J Energy Services Ltd. and the Company’s Board of Directors, thank you for your continued support.

Sincerely,

Randall McMullen, Jr.

Chief Executive Officer, President and Chief Financial Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

April 13, 2016

To the Shareholders of C&J Energy Services Ltd.:

The 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) of C&J Energy Services Ltd. (the “Company”) will be held at 2:00 P.M., local time, on Thursday, May 26, 2016, at the Company’s headquarters at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda. At the Annual Meeting, we will consider and vote upon the following matters, which are further explained in the accompanying Proxy Statement:

(1)	The election of two directors to serve as Class I Directors until the 2019 Annual General Meeting of Shareholders;

(2)	An advisory vote to approve the 2015 compensation of the Company’s Named Executive Officers (as defined in the accompanying Proxy Statement);

(3)	An advisory vote on the frequency of the named executive officer compensation advisory votes; and

(4)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, certain members of our management team will report on our business and financial performance during the fiscal year 2015 and respond to your questions.

If you were a shareholder of the Company as of the close of the New York Stock Exchange at 4:00 P.M. Eastern Time, on Thursday, March 31, 2016, the record date for the Annual Meeting, you are entitled to notice of and to vote at the Annual Meeting. A list of our shareholders of record will be available and may be inspected during normal business hours for a period of at least ten days prior to the Annual Meeting at the Company’s headquarters, located at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda. The list of shareholders of record will also be available for your review at the Annual Meeting. Whether you plan to attend the Annual Meeting and regardless of the number of shares that you own, it is important that your shares are represented at the Annual Meeting, as a quorum of the shareholders must be present, either in person or by proxy, in order to conduct the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the voting proposals noted above at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Your vote is important. Even if you plan to attend the Annual Meeting, please vote by mail or through the telephone or Internet voting systems. Specific directions for submitting your vote by mail and through the telephone and Internet are included in the accompanying Proxy Statement and on the accompanying Proxy Card. If a bank, broker or other nominee holds your shares in “street name”, you will receive voting instructions directly from such bank, broker or other nominee as the shareholder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have submitted your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Theodore Moore

Executive Vice President, General Counsel

and Chief Risk Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2016

This Notice of Annual General Meeting of Shareholders, the accompanying Proxy Statement for the Annual Meeting and the 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available at www.proxydocs.com/CJES.

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EXECUTIVE COMPENSATION	40
Summary Compensation Table	40
Grants of Plan-Based Awards for the 2015 Fiscal Year	41
Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards for the 2014 Fiscal Year Table	42
Outstanding Equity Awards at 2015 Fiscal Year-End	44
Option Exercises and Shares Vested in the 2015 Fiscal Year	46
Pension Benefits	46
Nonqualified Deferred Compensation	46
Potential Payments Upon Termination or Change in Control	46

DIRECTOR COMPENSATION	52

REPORT OF THE AUDIT COMMITTEE	54

PROPOSALS TO BE VOTED ON BY SHAREHOLDERS	55
Proposal 1—Election of Directors	55
Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation	60
Proposal 3—Advisory Vote on the Frequency of Executive Compensation Advisory Votes	61
Proposal 4—Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016	62

OTHER MATTERS	64

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS	64

2015 ANNUAL REPORT	65

HOUSEHOLDING	65

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PROXY STATEMENT

This Proxy Statement contains information related to the C&J Energy Services Ltd. 2016 Annual General Meeting of Shareholders (the “Annual Meeting”). Prior to March 24, 2015, C&J Energy Services Ltd. was a wholly owned subsidiary of Nabors Industries Ltd. (together with its subsidiaries, “Nabors”). In October 2014, Nabors completed a restructuring of its subsidiaries, separating Nabors’s completion and production services businesses (the “C&P Business”) from Nabors’s other businesses such that C&J Energy Services Ltd. continued to hold only the subsidiaries that operate the C&P Business. Effective March 24, 2015, C&J Energy Services, Inc. (“Legacy C&J”) and Nabors completed the combination of Legacy C&J with the C&P Business (the “Merger”). References to “C&J,” the “Company,” “we,” “us” or “our” and like terms in this Proxy Statement are to C&J Energy Services Ltd., together with our consolidated subsidiaries when referring to periods following the completion of the Merger, and are to Legacy C&J, together with its consolidated subsidiaries when referring to periods prior to the completion of the Merger. References to the “Board,” are to the Board of Directors of C&J Energy Services Ltd. when referring to periods following the completion of the Merger, and are to the Board of Directors of Legacy C&J when referring to periods prior to completion of the Merger.

We are furnishing the accompanying Notice of Annual General Meeting, this Proxy Statement and the enclosed Proxy Card, together with the Company’s 2015 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (collectively the “Proxy Materials”), in connection with the solicitation of proxies by the Board for use at the Annual Meeting.

2016 ANNUAL GENERAL MEETING DATE AND LOCATION

The Annual Meeting will be held at 2:00 P.M., local time, on Thursday, May 26, 2016, at the Company’s headquarters, located at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, or at such other time and place to which the Annual Meeting may be postponed or adjourned. References in this Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

DELIVERY OF PROXY MATERIALS

On or around April 15, 2016, we will commence delivery of a “Notice of Internet Availability of Proxy Materials” to beneficial owners of our common shares and shareholders of record entitled to notice of and to vote at the Annual Meeting. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Materials via the Internet at www.proxydocs.com/CJES and vote at www.proxypush.com/CJES. Upon request, we have delivered the Proxy Materials by mail to certain beneficial owners of our common shares and shareholders of record.

We have also made the Proxy Materials available free of charge at the Company’s website at www.cjenergy.com. The information on our website is not incorporated by reference into this Proxy Statement and you should not consider it a part of this Proxy Statement. An electronic or printed copy of the Proxy Materials may also be obtained, free of charge, by sending a written request to C&J Energy Services Ltd. at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary, or by emailing Investors@cjenergy.com.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote upon the following matters:

(1)	Proposal 1: The election of two directors to serve as Class I Directors until the 2019 Annual General Meeting of Shareholders;

(2)	Proposal 2: An advisory vote to approve the 2015 compensation of the Company’s Named Executive Officers (as defined herein);

(3)	Proposal 3: An advisory vote on the frequency of named executive officer compensation advisory votes; and

(4)	Proposal 4: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, members of our management team will report on our business and financial performance during fiscal year 2015 and respond to your questions.

Who is Entitled to Vote at the Annual Meeting?

Only our shareholders as of close of the New York Stock Exchange (“NYSE”) at 4:00 P.M. Eastern Time, on Thursday, March 31, 2016, the record date (the “Record Date”) established by the Board for purposes of the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting, or to act with respect to matters as to which the holders of our issued common shares have the right to vote or to act. On the Record Date, the Company had 120,107,979 common shares, par value $0.01 per share, in issue and entitled to vote at the Annual Meeting.

How Many Votes Can I Cast?

You are entitled to one vote for each common share you owned on the Record Date on each matter presented at the Annual Meeting.

What is the Difference Between a “Shareholder of Record” and a “Street Name Shareholder”?

Most shareholders hold their shares through a shareholder of record, such as a bank, broker or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares owned as a shareholder of record and those owned in street name.

•	Shareholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•	Street Name Shareholder. If your shares are held in a stock brokerage account or through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, shares held in the name of your broker, bank or other nominee) and your broker, bank or other nominee (or, Cede & Co., as the case may be) is considered the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the shareholder of record giving you the right to vote the shares.

How do I Vote My Shares?

•	Shareholders of Record: Shareholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

•	By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) by using the toll-free number listed on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

•	By Mail. If you received the Proxy Materials by mail, you may indicate your vote by completing, signing and dating the enclosed Proxy Card and returning it to the Company in the enclosed reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot, which will be provided at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

•	Street Name Shareholders: Since your shares are held in “street name” (that is, in the name of your broker, bank or other nominee), you are considered the beneficial owner of shares held in “street name” (or the “street name shareholder”) and our Proxy Materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the shareholder of record. As the street name shareholder, you have the right to direct the shareholder of record how to vote. Street name shareholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or other information provided by the shareholder of record for your shares to determine whether you may submit your vote by mail, telephone or electronically on the Internet.

•	In Person with a Proxy from the Shareholder of Record. You may vote in person at the Annual Meeting if you obtain a legal proxy from the shareholder of record for your shares. Please refer to the voting instruction form or other information sent to you by the shareholder of record for your shares to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I Revoke my Proxy?

If you are a shareholder of record, you can revoke your proxy at any time before it is exercised by:

•	Submitting written notice of revocation to C&J Energy Services Ltd., Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary, so long as such notice is timely received before the Annual Meeting;

•	Submitting a later dated proxy with new voting instructions by mail or through the telephone or Internet voting systems; or

•	Attending the Annual Meeting and voting your shares in person (attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy).

If you are a street name shareholder and you vote by proxy, you may change your vote by submitting new voting instructions to the shareholder of record for your shares in accordance with such shareholder of record’s procedures.

What is the Effect of Broker Non-Votes and Abstentions and What Vote is Required to Approve Each Proposal?

If you are a street name shareholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, such bank, broker or other nominee may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE.

There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from the street name shareholder. If you are a street name shareholder and you have not given timely instructions to the shareholder of record for your shares, and such shareholder of record does not have discretionary authority to vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when shareholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting.

If you are a street name shareholder, and you do not give voting instructions, pursuant to NYSE Rule 452, the shareholder of record will not be permitted to vote your shares with respect to Proposal 1—Election of Class I Directors, Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation or Proposal 3—Advisory Vote on the Frequency of Executive Compensation Advisory Votes, and your shares will be considered “broker non-votes” with respect to these proposals. If you are a street name shareholder, and you do not give voting instructions, the shareholder of record will nevertheless be entitled to vote your shares in its discretion with respect to Proposal 4—Ratification of the Appointment of KPMG LLP.

•	Proposal 1—Election of Class I Directors: To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes of our common shares, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Neither withheld votes nor broker non-votes will have any effect on the outcome of the vote for directors.

•	Proposal 2—Advisory Vote to Approve 2015 Compensation of the Company’s Named Executive Officers: Approval of this proposal requires the affirmative vote of a majority of the votes of our common shares, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will not be binding on our Company or our Board, and it will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or our Board. However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 3—Advisory Vote on the Frequency of Named Executive Officer Compensation Advisory Votes: Approval of this proposal requires the affirmative vote of the holders of a majority of the votes of our common shares, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-

votes will have no effect on the outcome of the vote on this proposal. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority vote of our common shares present in person or by proxy at the Annual Meeting and entitled to vote, the option receiving the greatest number of votes will be considered the frequency recommended by our shareholders. While this vote is required by law, it will neither be binding on our Company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or our Board. However, our Board will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our proxy statements for future annual general meetings.

•	Proposal 4—Ratification of the Appointment of KPMG LLP: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the votes of our common shares, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “against” this proposal.

Our Board has appointed Randall C. McMullen, Chief Executive Officer, President and Chief Financial Officer, and Theodore Moore, Executive Vice President, General Counsel and Chief Risk Officer, as the “Management Proxy Holders” for the Annual Meeting. If you are a shareholder of record, unless you give other instructions on your Proxy Card (whether submitted by mail, telephone or Internet), your shares will be voted by the Management Proxy Holders in accordance with the recommendations of the Board.

The recommendations of the Board are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote as follows:

•	FOR each of the two nominees for Class I directors;

•	FOR the advisory vote to approve 2015 compensation of the Company’s Named Executive Officers;

•	FOR a frequency of one year with respect to holding future advisory votes on named executive officer compensation; and

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

What is a Quorum?

A quorum is the presence at the Annual Meeting of two or more persons present throughout the meeting and representing in person or by proxy in excess of one-third of the total issued common shares in the Company. There must be a quorum for the Annual Meeting to be held. In the absence of a quorum, the chairman of the Annual Meeting or the shareholders so present, by a majority in voting power thereof, may adjourn the Annual Meeting from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting for purposes of determining a quorum.

Who Will Bear the Cost of Soliciting Votes for the Annual Meeting?

The Company will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing, mailing and posting of the Proxy Materials and any additional information furnished to our shareholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. We have retained Mediant

Communications, Inc. (“Mediant”) to aid in the distribution of Proxy Materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Mediant a fee of approximately $7,500.00 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents, including Broadridge Financial Solutions, Inc., for their expenses in distributing the Proxy Materials to the beneficial owners of our common shares.

Whom should I contact with questions about the Proxy Materials or the Annual Meeting?

If you have any questions about the Proxy Materials or the Annual Meeting, please contact C&J Energy Services Ltd. at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by email at Investors@cjenergy.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2016

The accompanying Notice of Annual General Meeting of Shareholders, this Proxy Statement for the Annual Meeting and the 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available at www.proxydocs.com/CJES.

CORPORATE GOVERNANCE

We are committed to adhering to sound principles of ethical conduct and good corporate governance. We have adopted corporate policies and practices that promote the effective functioning of our Company and ensure that it is managed with integrity and in the best interest of our shareholders.

The Board has adopted a corporate code of business conduct and ethics (the “Code of Business Conduct and Ethics”), which provides basic principles and guidelines to assist our directors, officers, employees, contractors, agents and other representatives in complying with the legal and ethical requirements governing our business conduct. This Code of Business Conduct and Ethics is supplemented by our Financial Code of Ethics, which sets forth the ethical principles by which our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer / Controller and other senior financial and accounting officers are expected to conduct themselves when carrying out their duties and responsibilities. Any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics or Financial Code of Ethics that (i) applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller or any person performing functions similar to those performed by such officers, and (ii) relates to any element of the code of ethics definitions, as enumerated in Item 406(b) of SEC Regulation S-K, will be posted on the Company’s website at www.cjenergy.com within four business days following the date of the amendment or waiver. Copies of the Code of Business Conduct and Ethics and the Financial Code of Ethics are available on our website at http://www.cjenergy.com/company-profile/corporate-governance under “Governance Documents and Corporate Policies”. Shareholders may also obtain electronic or printed copies by sending a written request to C&J Energy Services Ltd. at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary, or by emailing Investors@cjenergy.com.

Other important corporate policies and practices include the following:

•	Policy for Complaint Procedures. In keeping with our commitment to maintaining the highest standards of ethical and legal conduct, and pursuant to the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), our Policy for Complaint Procedures (also known as the “Whistleblower Policy”) sets forth established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding (a) financial reporting, accounting, internal accounting controls or auditing matters, (b) potential violations of applicable laws, rules and regulations or of the Company’s codes, standards, policies and procedures and (c) any other activities which otherwise may amount to unethical or improper conduct, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters, compliance matters and ethical matters. A copy of the Policy for Complaint Procedures is available on our website at http://www.cjenergy.com/company-profile/corporate-governance under “Governance Documents and Corporate Policies”. Shareholders may also obtain electronic or printed copies of the policy, free of charge, by sending a written request to C&J Energy Services Ltd., Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

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Related Persons Transaction Policy. Our Related Persons Transaction Policy provides guidelines for the review and approval of certain transactions, arrangements or relationships involving the Company and any of our directors (or nominees for director), executive officers, shareholder owing more than 5% of the Company, and any immediate family members of any such person. As a general matter, we discourage such “related persons transactions” because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its shareholders. Additionally, our Corporate Code of Business Conduct and Ethics restricts our directors, officers and employees from engaging in any business or conduct, or entering into any agreement or arrangement, that would give rise to an actual or potential conflict of interest. Under the Corporate Code of Business Conduct and Ethics, conflicts of interest occur when an individual’s private or family interests interfere in any way with the interest of the Company or its shareholders. Our Related Person Transaction Policy supplements our Corporate Code of Business Conduct and Ethics and is intended to assist us in complying with the disclosure obligations concerning certain related person transactions under the SEC rules. Please see “Transactions with Related Persons—Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions” for additional information regarding our Related Persons Transaction Policy.

•	Insider Trading Policy. Our Insider Trading Policy provides guidelines to our directors, officers, employees, agents, advisors and consultants with respect to transactions in the Company’s securities for the purposes of promoting compliance with applicable securities laws. Integrity and fair dealing are fundamental to the way we do business and we believe that it is vitally important that we maintain the confidence of our shareholders and the public markets. Our commitment to integrity and fair dealing means that our directors, officers and employees do not misuse material, non-public information, or take personal advantage of such information, to the detriment of or unfair advantage over others who do not have that information. We are determined to preserve our reputation, and we take our obligation to prevent insider trading violations seriously.

•	Anti-Hedging Policy. Our Anti-Hedging Policy prohibits our directors, officers, employees, agents, advisors and consultants from engaging in hedging, monetization and other speculative transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities. Such transactions are prohibited because they present the appearance of a “bet” against the Company. They also allow the holder to own the Company’s securities without the full risks and rewards of ownership, which potentially separates the holder’s interest from that of the Company and its other shareholders. Transactions involving Company-based derivative securities are also prohibited, whether or not entered into for hedging or monetization purposes. This policy supplements our Insider Trading Policy.

•	Anti-Corruption Policy and Program. We are committed to maintaining the highest ethical and legal standards, complying with both the letter and spirit of applicable laws and regulations in each country in which we do business. The Foreign Corrupt Practices Act of 1977 (“FCPA”) makes it a crime to give, or to offer to give, anything of value to non-U.S. government officials (including employees of state-owned companies, such as national oil and transportation companies) to improperly influence the performance of the officials’ duties. The FCPA also includes requirements that public companies, like C&J, have strong internal controls and accurate books and records. Many other countries have also adopted their own domestic anti-corruption and anti-bribery laws. Our Anti-Corruption Policy and related Anti-Corruption Compliance Program and Manual provides guidance to our directors, officers, employees, agents, contractors, partners and other third parties representing the Company to ensure that our business practices and operations are in compliance with applicable anti-corruption, anti-bribery and record keeping laws, including the FCPA and Sarbanes-Oxley.

•	Conflict Minerals Policy and Program. Our Conflict Minerals Policy is part of our commitment to being a responsible corporate citizen and complying with SEC regulations requiring publicly traded companies to file annual reports disclosing certain “conflict minerals” (defined as tin, tantalum, tungsten and gold) to the extent that they originate from the Democratic Republic of Congo and its adjoining countries (“Conflict Areas”) and are necessary to functionality of products we manufacture or contract to manufacture. We are committed to the responsible sourcing of materials, products and components and to exercising diligence over our sourcing practices so as not to support conflict, human rights abuses or crimes against humanity. We are taking steps to establish a due diligence framework and compliance program to implement the Conflict Minerals Policy across the Company. We are also communicating to our suppliers our expectation that they will cooperate with our efforts to procure materials, products, and components that either do not originate from the Conflict Areas or are otherwise conflict-free. A copy of the Conflict Minerals is available on our website at http://www.cjenergy.com/company-profile/corporate-governance under “Governance Documents and Corporate Policies”. Shareholders may also obtain electronic or printed copies of the policy, free of charge, by sending a written request to C&J Energy Services Ltd., Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

General

Our Board currently consists of six directors with three standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Details as to the membership of the Board and each committee and the function of each committee are provided below. Our bye-laws (as in effect and may be amended from time to time, the “Bye-laws”) provide that the Board shall consist of seven directors during the Standstill Period (as defined below), and that after the Standstill Period the Board shall consist of not less than three Directors and not more than such maximum number of directors as the Board may from time to time determine. There currently exists one vacancy on our Board following the unexpected death of our founder, former Chairman and former Chief Executive Officer, Joshua Comstock, on March 11, 2016. The Board has the power, subject to approval of the Nominating & Governance Committee and subject to its obligations in respect of any director designation rights held by Nabors, to appoint any person as a director to fill a vacancy on the Board. This vacancy will be filled by the remaining directors in due course.

In connection with the succession evaluation following the death of Mr. Comstock, the Board decided to separate the roles of Chairman and Chief Executive Officer. Pursuant to the Bye-laws, the Chairman of the Board may be appointed and removed only by the unanimous approval of the independent directors. The Board has not yet designated a successor to act as Chairman of the Board and will do so in due course.

Our Bye-laws provide that the Board of Directors is to be divided into three classes. Directors for each class were initially appointed in connection with the closing of the Merger, and will be elected by class, for three-year terms, on an ongoing basis. Successors to the class of directors whose term expires at any annual meeting are elected for three-year terms. During the Standstill Period, Nabors has the right to designate three members of the Board who, subject to the approval of the Nominating & Governance Committee, will be included in the Board’s slate of director nominees and, upon the resignation, death or other inability to serve of any director, to designate such director’s successor. Messrs. Erikson, Restrepo and Trimble have each been designated to serve on the Board by Nabors.

The following table identifies the director nominees and current members of the Board, their respective classes, the standing committees of the Board on which they serve, and the chairman of each committee as of the date of this Proxy Statement. The Board appoints members to its various committees on an annual basis at a regularly scheduled meeting, typically following the annual general meeting of shareholders. In accordance with our Bye-laws, during the Standstill Period each committee is to have three members, two of which are to be directors that have not been designated by Nabors. Any director appointed to a committee, including any replacement thereof, requires the approval of two-thirds of the Board, including the Chairman. Additional information about each committee is set forth below under the heading “—Committees of Our Board.” Each committee has a charter, which is available on our website at http://www.cjenergy.com/company-profile under “Corporate Governance”, and shareholders may obtain printed copies, free of charge, by sending a written request to C&J Energy Services Ltd., Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by emailing Investors@cjenergy.com. Biographies and other background information concerning each of our current directors are set forth under the heading “Proposals to be Voted on by Shareholders—Proposal 1—Election of Directors.”

Name of Director	Class	Audit Committee	Compensation Committee	Nominating & Governance Committee
Randall McMullen, Jr.(1)	I
Sheldon Erikson+	I		*	*
William Restrepo	III
Michael Roemer+	II	**	*	*
James Trimble+	II	*
H. H. Wommack+	III	*	**	**

*	Committee Member
**	Committee Chairman
+	Independent. The rules and regulations of the SEC and NYSE require that each of the Audit Committee, Compensation Committee and Nominating & Governance Committee be comprised solely of independent directors.
(1)	Chief Executive Officer, President and Chief Financial Officer

The nominees for Class I director, if elected at the Annual Meeting, will serve a three-year term set to expire at the 2019 annual general meeting of shareholders of the Company, subject to such director’s death, removal or resignation. The term of each Class II director will continue, subject to such director’s death, removal or resignation, until the 2017 annual general meeting of shareholders, at which point each Class II director duly nominated and elected thereat will serve a three-year term. The term of each Class III director will continue, subject to such director’s death, removal or resignation, until the 2018 annual general meeting of shareholders, at which point each Class III director duly nominated and elected thereat will serve a three-year term.

During 2015, the Board held five meetings, as well as several informational calls, following the completion of the Merger. Prior to the completion of the Merger, Legacy C&J held two meetings, as well as several informational calls, during the first quarter 2015. Each currently serving director attended at least 75% of the aggregate of the total number of meetings of the Board in 2015 (held during the periods for which he served as a director) and the total number of meetings held by each committee on which he served in 2015 (during the period that he served). Directors are encouraged but not required to attend our annual shareholder meetings. Mr. Erikson was appointed to the Board on June 4, 2015, and Mr. Trimble was appointed to the Board on March 17, 2016.

Board Governance

We are committed to good corporate governance. Our Board has adopted several governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, Directors’ Compensation and Stock Ownership Guidelines, and charters for the Audit Committee, Compensation Committee, and Nominating & Governance Committee, as well as those policies described above under the heading “Corporate Governance.” Summaries of the Corporate Governance Guidelines and Directors’ Compensation and Stock Ownership Guidelines follow immediately below, and summaries of each committee charter are set forth below under the heading “—Committees of Our Board.” The Corporate Governance Guidelines and committee charters are available on our website at http://www.cjenergy.com/company-profile under “Corporate Governance”. Shareholders may also obtain printed copies of these documents, free of charge, by sending a written request to C&J Energy Services Ltd., Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

Corporate Governance Guidelines

On March 24, 2015, our Board adopted Corporate Governance Guidelines to provide a framework within which the Board, assisted by its committees, can conduct its business and fulfill its duties to our shareholders. The Corporate Governance Guidelines are reviewed periodically as deemed necessary by the Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval. Among other matters, the Corporate Governance Guidelines include provisions concerning the following:

Director Qualification Standards

•	Our Nominating & Governance Committee is responsible for evaluating candidates for nomination to our Board and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

•	A majority of directors on our Board must be “independent” as defined by the rules and regulations of the SEC and NYSE. Each year, our Nominating & Governance Committee will review the relationships between us and each director and will report the results of its review to our Board, which will then determine which directors satisfy the applicable independence standards.

•	Our Board’s size is fixed from time to time pursuant to our Bye-laws. Pursuant to our Bye-laws, there shall be seven directors on our Board beginning at the effective time of the completion of the Merger until the earlier to occur of (a) the five-year anniversary of the effective time of the completion of the Merger and (b) the date that Nabors beneficially owns less than 15% of all issued and outstanding common shares (the “Standstill Period”). After the Standstill Period, the Board shall consist of not less than three directors and not more than such maximum number of directors as the Board may from time to time determine. The Board has the power, subject to approval of the Nominating & Governance Committee and subject to its obligations in respect of any director designation rights held by Nabors, to appoint any person as a director to fill a vacancy on the Board.

Director Responsibilities

•	The basic responsibility of each director is to exercise his business judgment to act in what he or she reasonably believes to be in the best interests of the Company and our shareholders.

•	Directors are expected to attend meetings of the Board and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Chairman of the Board is responsible for establishing the agenda for each Board meeting. Attendance at Board and committee meetings is considered by our Nominating & Governance Committee in assessing each director’s performance.

•	Directors are encouraged but not required to attend each annual general meeting.

Director Access to Management and Independent Advisors

•	Directors have complete and unfettered access to our senior management and independent advisors.

•	Our Board has the right at any time to retain independent financial, legal or other advisors, without obtaining the approval of any officer in advance.

Annual Performance Evaluation of Management and Succession Planning

•	Each year, our Nominating & Governance Committee leads our Board in a performance review of our executive management team, including our Chief Executive Officer.

•	Our Nominating & Governance Committee is responsible for succession planning for our Chief Executive Officer, as well as succession planning for the other members of the senior management team in consultation with our Chief Executive Officer and succession planning of our accounting and financial personnel in consultation with the Audit Committee.

Annual Performance Evaluation of the Board and Committees, Director Orientation and Continuing Education

•	Each year, our Board and each of its committees conduct a self-evaluation to assess, and identify opportunities to improve, their respective performance. Our Nominating & Governance Committee leads our Board and the committees in the respective annual self-evaluations.

•	Our Nominating & Governance Committee is responsible for developing and annually evaluating orientation and continuing education programs for directors.

Directors’ Compensation Policy and Share Ownership Guidelines

On March 24, 2015, our Board adopted a Directors’ Compensation Policy and Share Ownership Guidelines for all non-employee directors for the purpose of further aligning the directors’ interests with those of our shareholders. All non-employee directors are expected to maintain ownership of C&J common shares with a value of at least 1.5 times the notational value of the Company’s annual equity grant to those directors. For 2015, each of our non-employee directors (who was serving as a director during 2015) received restricted stock equaling a $120,000.00 grant value. To count towards their ownership guidelines, non-employee directors must own their common shares free and clear (i.e., unexercised options and unvested restricted stock would not be counted). Non-employee directors must meet this requirement within five years of their initially being elected or appointed to the Board. In addition, once a non-employee director has met the requirement, if the value of the common shares held by such non-employee director falls below the required ownership level due to a decrease in the trading price of our common shares, such non-employee director shall have two years to remedy such shortfall. Please see “Compensation Discussion and Analysis” and “Director Compensation” for additional information regarding the compensation paid to non-employee directors for service on our Board.

Board Leadership Structure

Our founder and former Chief Executive Officer, Joshua Comstock, served as Chairman of the Board until his death on March 11, 2016. Each year, our Nominating & Governance Committee reviews whether this leadership structure is in the Company’s and our shareholder’s best interests, in light of its evaluation of the desirability of having a single individual act as Chairman and Chief Executive Officer, and such individual’s ability to simultaneously execute such roles. In connection with the succession evaluation following the death of Mr. Comstock, on March 11, 2016, the Board decided to separate the roles of Chairman and Chief Executive Officer. The Board, with the unanimous approval of the independent directors, will designate a successor to act as Chairman in due course.

Director Independence

As a public company, we are required to comply with the rules of the NYSE and are subject to the rules and regulations of the SEC, including Sarbanes-Oxley. The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. Additionally, each of the Audit Committee, Compensation Committee and Nominating & Governance Committee are required to be comprised solely of independent directors, as that term is defined by the applicable rules and regulations of the NYSE and SEC. Rather than adopting categorical standards, each year our Board assesses director independence on a case-by-case basis, in each case consistent with the applicable rules and regulations of the SEC and the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and such person, our Board has affirmatively determined that each of Messrs. Erikson, Roemer, Trimble and Wommack has no material relationships with the Company and, therefore, is “independent” as defined under the applicable rules and regulations of the SEC and the NYSE. Mr. McMullen, our Chief Executive Officer, President and Chief Financial Officer is not considered to be “independent” because of his employment position with the Company. Additionally, Mr. Restrepo is not considered to be “independent” due to his employment as an executive officer of Nabors, which currently beneficially owns approximately 52% of our common shares.

Executive Sessions

To facilitate candid discussion among the directors, our non-employee directors typically meet in executive session in conjunction with regular board meetings, committee meetings and/or as otherwise determined to be necessary. In addition, because our non-employee directors include a director who is not considered “independent,” we hold at least one executive session meeting a year consisting of only independent directors. Each executive session is chaired by an independent director who is responsible who is responsible for preparing an agenda and leading the non-employee directors or independent directors, as the case may be, in executive session. The role of presiding director rotates on a per meeting basis amongst the chairmen of each of the Audit Committee, Compensation Committee and Nominating & Governance Committee.

Board’s Role in Risk Oversight

The Board believes that risk management is an integral part of setting and implementing our business strategy, which includes, among other things, identifying and assessing the risks and opportunities facing the Company. It is management’s responsibility to manage the Company’s risk exposure and potential impact of the many risks that are associated with our business and a primary function of our Board is to assist and oversee management in this effort. The Board, as a whole and also at the committee level, has oversight responsibility. The Board’s committees assist the Board in fulfilling its oversight responsibilities with respect to risks within its areas of responsibilities, as further discussed below. We believe the Board’s role in risk oversight is consistent with the Company’s leadership structure (as discussed under the heading “—Board Leadership Structure”), with the CEO and other members of senior management having direct responsibility for risk management, and the remaining directors involved in providing oversight of management’s efforts to reduce, mitigate or eliminate the risks that we face.

The primary means by which the Board and its designated committees oversees our risk management structure and policies is through its regular communications with management and our internal audit department. In connection with our quarterly Board meetings, the full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The Chair of each of the Committees will discuss and review significant matters with management outside of the quarterly Board meetings as needed. When a Committee receives a separate report or the Chairman has separate discussions, the Committee Chairman may discuss that report with the full Board.

As part of its charter, the Audit Committee is responsible for reviewing and discussing our policies with respect to risk assessment and risk management generally, and also specifically with respect to financial reporting, internal controls and accounting matters, legal, tax and regulatory compliance and the internal audit function. The Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and quarterly reports are made to the Audit Committee on material risks facing the Company. Upon request, both the full Board and Audit Committee may receive reports from those executive officers who are deemed responsible for particular risks due to being in a position that makes them most likely to be able to impact the effects of such risks. The Audit Committee also oversees our internal audit department, which is responsible for monitoring the Company’s adherence to our significant corporate policies and internal controls.

In 2013, the Audit Committee Company initiated an enterprise risk management assessment (“ERMA”), which was coordinated by the Company’s internal audit department, working with the Company’s Chief Accounting Officer and General Counsel. This integrated effort entailed the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, regulatory, governance and managerial), and the formulation of plans to manage these risks or mitigate their effects. As part of the Company’s internal audit program for 2015, our Audit Committee initiated a review, reassessment and update to the ERMA, as well as a fraud risk analysis and anti-corruption compliance risk analysis, among other reviews. These assessments were led by our internal auditors with support from or senior management team and were reported to the Audit Committee Chairman. Our Board will continue to satisfy its oversight responsibility through periodic reports from the Audit Committee Chairman on the Company’s risk management activities.

Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation and health and welfare benefits policies and programs. Our Nominating & Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, Board organization, membership and structure and succession planning for our Chief Executive Officer and other members of senior management.

Board Diversity

Our Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. Our Nominating & Governance Committee is responsible for identifying and recommending to our Board qualified individuals to be nominated to serve on our Board. Our Board’s objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind and commitment. In selecting potential Board candidates, our Board considers diversity in its broadest sense, including, among other things, diversity of background, perspective, personal and professional experiences, geography, gender, race and ethnicity, as well as the existing skill-set of our Board and the needs of our Company. We believe that this process has resulted in a Board that is comprised of highly qualified directors that reflect diversity as we define such concept. We discuss each of our directors’ qualifications and characteristics under the heading “Proposals to be Voted on by Shareholders—Proposal 1—Election of Directors—Director Biographies.”

Our Nominating & Governance Committee factors the effectiveness of our diversity policy into its annual evaluation of our Board and its committees. Part of this review focuses on whether or not our Board includes the appropriate skills and characteristics that reflect a diverse, effective Board. We believe that the evaluation program has been designed such that any diversity-related deficiencies would be identified as part of the process.

Committees of Our Board

As noted above, our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. In accordance with our Bye-laws, during the Standstill Period each committee is to have three members, two of which are to be directors that have not been designated by Nabors. A description of each committee, its function and charter, are provided below:

Audit Committee

Our Audit Committee is responsible for the oversight of risks relating to financial reporting, internal controls and accounting matters, as well as legal, tax and regulatory compliance, and our internal audit systems. Pursuant to its charter, the purposes of the Audit Committee are to:

•	Oversee the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	Oversee our compliance with legal, tax and regulatory requirements, as well as with our significant corporate codes, policies and procedures;

•	Oversee the qualifications, independence and performance of our independent registered public accounting firm;

•	Oversee the effectiveness and performance of our internal audit function, including our internal audit department;

•	Oversee the effectiveness and performance of our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and Board have established;

•	Provide an open avenue of communication among our independent registered public accounting firm, financial and senior management, the internal audit department and our Board, always emphasizing that the independent registered public accounting firm is accountable to our Audit Committee;

•	Annually prepare an “Audit Committee Report” for inclusion in the proxy statement for each annual general meeting of shareholders, in accordance with applicable rules and regulations; and

•	Perform such other functions as our Board may assign to our Audit Committee from time to time.

In connection with these purposes and to satisfy its oversight responsibilities, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements, and confirms the independence of our independent registered public accounting firm. Our Audit Committee meets regularly with our management, internal auditors and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and our significant corporate policies. Our Audit Committee separately meets regularly with our independent registered public accounting firm, internal auditors, Chief Financial Officer, Chief Accounting Officer/Controller and other members of senior management. Our Audit Committee Chairman routinely meets between formal committee meetings with our Chief Financial Officer, Controller, internal auditors and our independent registered public accounting firm. Our Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments.

While our Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of our Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with U.S. GAAP and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of our Audit Committee to conduct investigations or to assure compliance with laws and regulations and our corporate policies and procedures. Our management is responsible for compliance with applicable laws and regulations, as well as compliance with our policies and procedures.

The current members of the Audit Committee are Messrs. Roemer (Chairman), Trimble and Wommack. We are required to have an audit committee consisting of at least three members, each of whom must meet certain independence standards established under the rules and regulations of the SEC and the NYSE. Our Board has determined that all members of our Audit Committee are independent as that term is defined by the listing requirements of the NYSE and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our Board has determined that each member of the Audit Committee is financially literate, and that Mr. Roemer has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Roemer is an “audit committee financial expert” following a determination that Mr. Roemer met the criteria for such designation under the rules and regulations of the SEC. For information regarding Mr. Roemer’s business experience please read “Proposals to be Voted on by Shareholders—Proposal 1—Election of Directors—Director Biographies.”

The Audit Committee held five meetings during 2015.

Compensation Committee

Our Compensation Committee is responsible for the oversight of risks relating to the compensation of our executive officers and directors, as well as our compensation and benefit plans, policies and programs. Pursuant to its charter, the purposes of the Compensation Committee are to:

•	Review, evaluate, and approve our agreements, plans, policies and programs to compensate our executive officers and directors;

•	Oversee our employee benefit plans, policies and programs, including our incentive compensation plans and equity-based plans, to compensate our non-executive employees as well as executive employees;

•	Fulfill our Board’s responsibility relating to compensation of our executive officers and directors;

•	Review and discuss with management the “Compensation Discussion and Analysis” disclosures proposed to be included in the proxy statement for each annual shareholders meeting (or annual report on Form 10-K, as applicable) and determine whether to recommend to our Board that the proposed Compensation Discussion and Analysis disclosure be included in the proxy statement, in accordance with applicable rules and regulations;

•	Annually prepare a “Compensation Committee Report” for inclusion in the proxy statement for each annual shareholders meeting (or annual report on Form 10-K, as applicable), in accordance with applicable rules and regulations of the SEC; and

•	Perform such other functions as our Board may assign to our Compensation Committee from time to time.

In connection with these purposes, our Board has delegated to the Compensation Committee the overall responsibility for establishing, implementing and monitoring compensation for our executive officers. Together with management (with the exception of compensation matters related to our Chief Executive Officer), and any counsel or other advisors it deems appropriate, the Compensation Committee reviews and discusses each particular executive compensation matter presented and makes a final determination. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. Additionally, following each shareholder meeting at which “say-on-pay” resolutions are proposed for a shareholder advisory vote, the Compensation Committee will review the results of the shareholder advisory vote, and consider whether to make any adjustments to our executive compensation policies and practices. The Compensation Committee is also responsible for approving all employment agreements related to our executive officers.

In addition, our Board has delegated to the Compensation Committee the responsibility for establishing, implementing and monitoring the compensation for our directors. Our Compensation Committee establishes reviews and approves the compensation of our directors and makes appropriate adjustments based on their performance, duties and responsibilities and competitive environment. Our Compensation Committee’s primary objectives in establishing and implementing director compensation are to:

•	Ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership; and

•	Use the appropriate mix of long-term and short-term compensation to ensure high Board and/or committee performance.

Under its charter, our Compensation Committee has the sole authority to select, retain, approve the fees and other retention terms of, and terminate the services of an independent compensation consultant or other experts to assist the Compensation Committee in fulfilling its responsibilities, including the evaluation of the compensation of our executive officers and directors.

The current members of the Compensation Committee are Messrs. Wommack (Chairman), Erikson and Roemer, each of whom our Board has determined to be independent and eligible for service on the Compensation Committee under the rules and regulations of the SEC and the NYSE.

The Compensation Committee held three meetings during 2015.

Nominating & Governance Committee

Our Nominating & Corporate Governance Committee is responsible for the oversight of risks relating to corporate governance, Board organization, membership and structure, and succession planning for our senior management team, including our Chief Executive Officer. Pursuant to its charter, the purposes of our Nominating & Governance Committee are to:

•	Advise our Board and make recommendations regarding appropriate corporate governance practices and assist our Board in implementing those practices;

•	Assist our Board by identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board, and recommending director nominees for election at each annual general meeting of shareholders or for appointment to fill vacancies;

•	Advise our Board and make recommendations regarding the appropriate composition of our Board and its committees;

•	Lead our Board in its annual review of the performance of the Board and its committees and of senior management, including our Chief Executive Officer;

•	Direct all matters relating to succession planning for the Company’s Chief Executive Officer, as well as succession planning for the other members of the senior management team in consultation with our Chief Executive Officer and succession planning of our accounting and financial personnel in consultation with the Audit Committee; and

•	Perform such other functions as our Board may assign to our Nominating & Governance Committee from time to time.

In connection with these purposes, our Nominating & Governance Committee evaluates potential new members of our Board, actively monitors and advises the Board about appropriate corporate governance practices, evaluates director independence under the applicable standards, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.

Our Nominating & Governance Committee is responsible for developing and recommending to the Board appropriate criteria for selecting new directors and actively seeking out candidates for recommendation to our Board. In considering candidates for our Board, our Nominating & Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by our Nominating & Governance Committee, as different factors may assume greater or lesser significance at particular times. Furthermore, the needs of our Board may vary in light of its composition, and our Nominating & Governance Committee’s perceptions about future issues and needs. However, while the Board does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, our Nominating & Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether a prospective nominee has relevant business and financial experience, industry or other specialized expertise and a high moral character.

Our Nominating & Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by our Nominating & Governance Committee or shareholder recommendations. Our Nominating & Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a shareholder. However, in evaluating a candidate’s relevant business experience, our Nominating & Governance Committee may consider previous experience as a member of our Board.

The current members of the Nominating & Governance Committee are Messrs. Wommack (Chairman), Erikson and Roemer, each of whom our Board has determined to be independent under the rules and regulations of the SEC and the NYSE.

The Nominating & Governance Committee held one meeting during 2015.

Communications with the Board

Our Board welcomes communications from our shareholders and other interested parties. Shareholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board, our Lead Director or to any director in particular, by writing to:

C&J Energy Services Ltd.

Crown House, 2nd Floor, 4 Par-La-Ville Rd.

Hamilton, HM08, Bermuda

Attn: General Counsel

Shareholders and any other interested parties should mark the envelope containing each communication as “Shareholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Our General Counsel will review each communication received from shareholders and other interested parties and will forward the communications, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by our Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2015, no member of the Compensation Committee served as an officer or employee of the Company, nor did any member of the Compensation Committee have any relationship with the Company requiring disclosure herein. Additionally, none of our executive officers has served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions

The Board has adopted a Related Persons Transactions Policy (the “Related Persons Transactions Policy”), which provides guidelines for the review of all transactions or arrangements involving the Company, on one side, and, on the other side, a person with a position of control over the Company (such as a director or senior officer of the Company), or a person or entity, who beneficially owns more than 5% of the Company’s common shares, as well as family members or affiliates of the aforementioned (each, a “Related Person”), to determine whether such persons have a direct or indirect material interest in the transaction. Specifically, the Related Persons Transactions Policy covers any transaction (i) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year, (ii) the Company is or will be a participant and (iii) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Related persons transactions are also subject to our Code of Business Conduct and Ethics, which restricts our directors, officers and employees from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. Under our Code of Business Conduct and Ethics, conflicts of interest occur when private or family interests interfere, or appear to interfere, in any way with our interests. We have processes for reporting actual or potential conflicts of interests, including related person transactions, under both our Code of Business Conduct and Ethics and our Related Persons Transactions Policy.

Under the terms of our Code of Business Conduct and Ethics, our General Counsel is primarily responsible for developing and implementing procedures and controls to obtain information from our directors, officers and employees with respect to any proposed transaction or arrangement that may constitute a potential conflict of interest, including with respect to related person transactions. Our General Counsel is required to report to the Board any actual or potential conflict of interest involving a director or officer, or a member of such person’s immediate family, and the Board will determine whether the possible conflict of interest indeed constitutes a conflict of interest. Board approval is required prior to the consummation of any proposed transaction or arrangement that is determined by the Board to constitute a conflict of interest. Any director who has an interest in the transaction will be recused from the review and approval process. Please see “Corporate Governance” for additional information regarding our Code of Business Conduct and Ethics.

Pursuant to our Related Persons Transactions Policy, the Audit Committee is required to review the material facts and either approve or disapprove, those related persons transactions, in which (1) the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any calendar year and (2) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity). In determining whether to approve a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate with respect to the particular transaction:

•	The nature and extent of the Related Person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation, the amount and type of transaction;

•	Whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	The importance of the transaction to the Related Person;

•	The importance of the transaction to us; and

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our Company.

Thereafter, on at least an annual basis, the Audit Committee is required to review and assess any ongoing transaction, arrangement or relationship with the Related Person to confirm that such transaction, arrangement or relationship remains appropriate. Any member of the Audit Committee who is a Related Person with respect to the transaction will be recused from the review and approval process.

The transactions described under “Related Persons Transactions—Transactions Related to the Merger” below were all approved prior to the time Nabors and its subsidiaries qualified as “Related Persons” and were instead approved in connection with the more stringent approval process undertaken for approving the Merger Agreement and the transactions contemplated thereby (which included each transaction described under “Related Persons Transactions—Transactions Related to the Merger” below). This approval process required the affirmative vote of the board of directors of each of the C&J Energy Services Ltd., Nabors and Legacy C&J and the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of Legacy C&J entitled to vote at a special meeting of the stockholders of Legacy C&J held on March 20, 2015.

We annually distribute a questionnaire to our executive officers and directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Business Conduct and Ethics and Related Persons Transaction Policy. At the completion of the annual audit, our Audit Committee and our independent registered public accounting firm review with management, any insider and related person transactions and potential conflicts of interest. Additionally, the Nominating & Governance Committee and the Board review any related person transactions involving non-employee directors as part of the annual determination of their independence.

Related Person Transactions

Supply and Services Transactions

We purchase certain controls and instrumentation equipment on a non-contractual basis from Supreme Electrical Services, Inc., d.b.a. Lime Instruments (“Supreme”). Mr. C. James Stewart, III, a former member of our Board who served from 2010 until the completion of the Merger, owns 45% of Supreme, with Mr. Stewart’s son owning 40% and unaffiliated third parties owning the remaining 15% of Supreme. Mr. Stewart serves as chairman of Supreme, and his son serves as president. Purchases from Supreme totaled approximately $400,000 for the year ended December 31, 2015, approximately $228,464 of which was incurred during the time that Mr. Stewart served as a director. We plan to continue our purchasing relationship with Supreme for the foreseeable future.

Additionally, we purchase blenders and hydration units on a non-contractual basis from Surefire Industries, USA (“Surefire”). Stewart & Sons Holding, Co., which is wholly owned by Mr. Stewart, owns 25% of Surefire, with Mr. Stewart’s son owning 25% and an unaffiliated third party owning the remaining 50% of Surefire. Mr. Stewart is the chairman of Surefire and his son serves as president. Purchases from Surefire totaled approximately $1.5 million, approximately $1.4 million of which was incurred during the time that Mr. Stewart served as a director. We plan to continue our purchasing relationship with Surefire for the foreseeable future.

Transactions Related to the Merger

On March 24, 2015, in connection with the completion of the Merger, the Company entered into certain transition services agreements with Nabors, each of which is described below. Nabors is considered a “related person” of the Company for purposes of Item 404 of Regulation S-K due to Nabors’s ownership of approximately 52% of the Company’s common shares.

Pursuant to a Transition Services Agreement between Nabors and the Company, Nabors provided to the Company certain administrative support services and other assistance on a transitional basis following the Merger, which services and assistance terminated in September 2015. The Company incurred obligations to Nabors over the term of the Transition Services Agreement of approximately$138.9 million for such services and assistance, approximately $125.4 million of which related to the reimbursement of amounts funded by Nabors for payroll and health and welfare benefits programs for C&J employees.

Pursuant to another Transition Services Agreement between Nabors and the Company, the Company is providing to Nabors certain support services and other assistance on a transitional basis following the Merger. Nabors incurred obligations to the Company of approximately $315,673 for such services and assistance through December 31, 2015, and of approximately $42,215 for such services during the first quarter of 2016.

SHARE OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and any persons who own more than ten percent of a registered class of the Company’s equity securities (the “Section 16 Reporting Persons”), to file with the SEC reports of ownership of the Company’s equity securities and changes in reported ownership. The Section 16 Reporting Persons are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company by, or written representations from, the Section 16 Reporting Persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2015, the Section 16 Reporting Persons timely filed all reports that such persons were required to file under Section 16(a) of the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our common shares beneficially owned as of March 31, 2016 (unless otherwise indicated) by (1) each person known by us to own beneficially more than 5% of our common shares; (2) each of our Named Executive Officers, (3) each of our directors and director nominees and (4) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)	Acquirable within 60 Days(3)	Percent of Class Outstanding(4)
Nabors Industries Ltd.(5)	62,542,404	—	52%
Alyeska Investment Group L.P.(6)	7,978,688	—	7%
General Atlantic LLC(7)	6,316,323	—	5%
Estate of Joshua Comstock(8)	6,279,448	2,614,551	5%
Randall McMullen, Jr.(9)	2,060,007	1,422,011	2%
Donald Gawick	175,851	3,167	*
James Prestidge, Jr.	90,070	—	*
Theodore Moore	241,519	146,610	*
Sheldon Erikson	7,947	—	*
William Restrepo	7,947	—	*
Michael Roemer	30,382	3,667	*
James Trimble	—	—
H. H. Wommack	27,882	3,667	*
Executive Officers and Directors as Group (13 persons)	2,948,129	1,683,510	2%

*	Represents less than 1% of the outstanding common shares.
(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is C&J Energy Services Ltd., Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda.
(2)	Reflects the number of shares beneficially held by the named person as of March 31, 2016, with the exception of the amounts reported in filings on Schedule 13G or Schedule 13D (including any amendments thereto), which amounts are based on holdings as of December 31, 2015, or as otherwise disclosed in such filings. The number of shares beneficially owned by the named person includes (a) any shares of restricted stock, whether vested or unvested, held by such person and (b) any shares that could be purchased upon the exercise of options held by the named person as of March 31, 2016, or within 60 days after March 31, 2016. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.
(3)	Reflects the number of shares that could be purchased upon the exercise of options held by the named person as of March 31, 2016, or within 60 days after March 31, 2016.
(4)

Based on 120,107,979 common shares issued and outstanding as of March 31, 2016. Based on the number of shares owned and acquirable within 60 days at March 31, 2016 by the named person (including (a) any shares of restricted stock, whether vested or unvested, held by such person and (b) any shares that could be purchased upon the exercise of options held by the named person as of March 31, 2016, or within 60 days after March 31, 2016), with the exception of the amounts reported in filings on Schedule 13G or Schedule 13D (including any amendments thereto), which amounts are based on holdings as of December 31, 2015, or as otherwise disclosed in such filings.
(5)	As reported on a Form 3 as of March 24, 2015 and filed with the SEC on March 24, 2015. These shares are held by Nabors International Management Limited (“NIML”), and interests in NIML are held directly by Nabors Industries Ltd. (“NIL”) and Nabors Holdings Ltd., which is a direct wholly owned subsidiary of Nabors Global Holdings II Limited, which is a direct wholly owned subsidiary of Nabors Blue Shield Ltd., which is a direct wholly owned subsidiary of NIL. The address of Nabors is Nabors Industries, Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda.
(6)	As reported on Schedule 13G as of December 31, 2015 and filed with the SEC on February 16, 2016 by Alyeska Investment Group L.P., Alyeska Investment Group, LLC, Alyeska Fund 2 GP, LLC and Anand Parekh (collectively, the “Alyeska Reporting Persons”), the Alyeska Reporting Persons disclose that they beneficially own in the aggregate 7,978,688 shares. Of this aggregate amount beneficially owned, (i) Alyeska Investment Group L.P. is reported to have shared voting power over 7,978,688 shares and shared dispositive power over 7,978,688 shares, (ii) Alyeska Investment Group, LLC is reported to have shared voting power over 7,978,688 shares and shared dispositive power over 7,978,688 shares, (iii) Alyeska Fund 2 GP, LLC is reported to have shared voting power over 7,978,688 shares and shared dispositive power over 7,978,688 shares and (iv) Anand Parekh is reported to have shared voting power over 7,978,688 shares and shared dispositive power over 7,978,688 shares. Alyeska Investment Group, LLC and Alyeska Fund 2 GP, LLC serve as the general partner of Alyeska Investment Group, L.P. Anand Parekh is the Chief Executive Officer of these entities. The address for the Alyeska Reporting Persons is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.
(7)	As reported on Schedule 13D/A (Amendment No. 4) as of November 17, 2014 and filed with the SEC on November 19, 2014. The shares for which General Atlantic LLC (“GA LLC”) is deemed to beneficially own and have shared voting and dispositive control are owned by GAP Coinvestments CDA, L.P. (“GAPCO CDA”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), General Atlantic Partners 90, L.P. (“GAP 90 LP”), General Atlantic Partners 93, L.P. (“GAP 93 LP”) and GAPCO GmbH & Co. KG (“GAPCO KG”). GA LLC is the general partner of GAPCO CDA and of General Atlantic GenPar, L.P., which is the general partner of GAP 90 LP and GAP 93 LP. GA LLC is also the managing member of GAPCO III and GAPCO IV. GAPCO Management GmbH (“GmbH Management”) is the general partner of GAPCO KG. GAPCO CDA, GAPCO III, GAPCO IV, GAP 90 LP, GAP 93 LP and GAPCO KG, (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Exchange Act. The address of the GA Group (other than GAPCO KG and GmbH Management) is c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut, 06830. GAPCO KG and GmbH Management are located at c/o General Atlantic GmbH, Maximilian Strasse 356, 80539 Munich, Germany.
(8)	Included in the shares are (i) 1,582,897 shares owned by Mr. Comstock in his individual capacity; (ii) 966,000 shares held by a trust for the benefit of Mr. Comstock, of which Mr. Comstock serves as trustee and of which he may be deemed to be the beneficial owner; (iii) 966,000 shares held by a trust for the benefit of Rebecca A. Comstock, of which Mr. Comstock serves as co-trustee and of which he may be deemed to be the beneficial owner; (iv) 150,000 shares owned by JRC Investments, LLC, of which Mr. Comstock may be deemed to be the beneficial owner in his capacity as the sole member of JRC Investments, LLC; and (v) 2,614,551 options owned by Mr. Comstock in his individual capacity, all of which are vested and exercisable within 60 days of March 31, 2016.
(9)	Included in the shares indicated as beneficially owned by Mr. McMullen are (i) 50,000 shares held by a trust for the benefit of Mr. McMullen, of which Mr. McMullen serves as trustee and of which he may be deemed to be the beneficial owner; (ii) 50,000 shares held by a trust for the benefit of Mr. McMullen’s spouse, of which the Reporting Person serves as trustee and of which he may be deemed to be the beneficial owner; and (iii) 1,422,011 options owned by Mr. Mullen in his individual capacity, all of which are vested and exercisable within 60 days of March 31, 2016.

EQUITY COMPENSATION PLAN INFORMATION

In connection with the Merger, the Company approved and adopted the C&J Energy Services 2015 Long Term Incentive Plan (as amended and in effect, the “C&J LTIP”), effective as of March 23, 2015, contingent upon the consummation of the Merger. The C&J LTIP served as an assumption of Legacy C&J’s 2012 Long-Term Incentive Plan, including the sub-plan titled the C&J International Middle East FZCO Phantom Equity Arrangement (the “2012 LTIP”), with certain non-material revisions made and no increase in the number of shares remaining available for issuance under the 2012 LTIP. Prior to the adoption of the C&J LTIP, all share-based awards granted to Legacy C&J employees, consultants and non-employee directors were granted under the 2012 LTIP (prior to the approval of the 2012 LTIP, all share-based awards granted to Legacy C&J’s employees, consultants and non-employee directors were granted under the C&J Energy Services Ltd. 2006 Stock Option Plan (the “2006 Plan”) and subsequently under the C&J Energy Services Ltd. 2010 Stock Option Plan (the “2010 Plan”, and together with the 2012 LTIP and the 2006 Plan, the “Prior Plans”)). Awards that were previously outstanding under the Prior Plans continued and remain outstanding under the C&J LTIP, as adjusted to reflect the Merger.

The following table sets forth certain information regarding the C&J Plan, as well as the Prior Plans, as of December 31, 2015:

	COLUMN A	COLUMN B	COLUMN C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A))(2)(3)
Equity compensation plans approved by security holders	5,119,318	$11.82	3,667,440
Equity compensation plans not approved by security holders	—	—	—

Total	5,119,318	$11.82	3,667,440

(1)	Consists of (i) 897,700 non-qualified stock options issued and outstanding under the 2006 Plan, (ii) 3,959,108 non-qualified stock options issued and outstanding under the 2010 Plan, (iii) 73,766 non-qualified stock options issued and outstanding under the 2012 LTIP and (iv) 188,744 non-qualified stock options issued and outstanding under the C&J LTIP.
(2)	Also excluded are 663,936 restricted shares issued and outstanding under the 2012 LTIP and 2,607,168 restricted shares issued and outstanding under the C&J LTIP.
(3)	The number of common shares available for issuance under the C&J LTIP is subject to adjustment in the event of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or any similar corporate event or transaction. The number of common shares available for issuance may also increase due to the termination of an award granted under the C&J LTIP, 2012 LTIP, 2010 Plan or 2006 Plan by expiration, forfeiture, cancellation or otherwise without the issuance of the common shares.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of our Board. The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers:

Name	Age	Position
Randall McMullen, Jr.	40	Chief Executive Officer, President, Chief Financial Officer and Director Class I
Donald Gawick	58	Chief Operating Officer
James Prestidge, Jr.	58	Chief Strategy Officer
Theodore Moore	38	Executive Vice President, General Counsel and Chief Risk Officer
Everett M. Hobbs	53	President, Well Services
Edward J. Keppler	51	President, Drilling & Completion Services
Larry P. Heidt	67	President, Corporate Operational Development & Industry Relations
Patrick Bixenman	55	President, Research & Technology
Mark Cashiola	41	Vice President, Controller and Chief Accounting Officer

Randall McMullen, Jr.	Mr. McMullen became President and Chief Financial Officer and a director of the Company upon the consummation of the Merger on March 24, 2015 and was appointed Chief Executive Officer on March 17, 2016. Mr. McMullen has served as C&J’s President since October 2012, and as C&J’s Chief Financial Officer and a member of C&J’s board of directors since joining the Company in August 2005. Prior to joining the Company, Mr. McMullen held various positions with Arthur Andersen, Credit Suisse First Boston, the GulfStar Group and Growth Capital Partners. Mr. McMullen graduated magna cum laude from Texas A&M University with a B.B.A. in Finance.

Donald Gawick	Mr. Gawick became the Chief Operating Officer of the Company upon the consummation of the Merger on March 24, 2015. Mr. Gawick served as C&J’s Chief Operating Officer since October 2012. He served as President and Chief Executive Officer of C&J’s wireline business, Casedhole Solutions, Inc. (“Casedhole Solutions”), from March 2010 through June 2012, when C&J acquired Casedhole Solutions. Mr. Gawick continued in his role of President of Casedhole Solutions until his promotion to Chief Operating Officer in October 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger and between 1979 and March 2010, he held numerous management positions with Schlumberger, focusing on operations and marketing, including oversight of all of Schlumberger’s oilfield business segments. In addition, he has held senior leadership positions in oilfield services in sales business and new technology development, service delivery and Health-Safety-Environmental management, with assignments throughout the United States, as well as in Canada, Europe, the Far East and Latin America. Mr. Gawick graduated from the University of Manitoba in 1979 with a B.S. in Electrical Engineering.

James Prestidge, Jr.	Mr. Prestidge became the Chief Strategy Officer of the Company upon the consummation of the Merger on March 24, 2015. Mr. Prestidge joined C&J in April 2013 as President—International Infrastructure Development and on April 8, 2014, his title was revised to Chief Strategy Officer. He has extensive international experience in the oil and gas services industry and a proven capability of managing operating and relationship issues in challenging governmental, regulatory and service environments globally. Mr. Prestidge serves as a director and Chairman of the board of directors of Continental Intermodal Group, a position he has held since October 1, 2013. Prior to joining the Company, Mr. Prestidge served at Halliburton Energy Services (“Halliburton”) from January 1981 through his retirement in December 2012; he was in retirement at the time of his employment with C&J. Over the course of his career at Halliburton, Mr. Prestidge acted as, among other positions: Vice President—HSE and Service Quality (February 2011 through December 2012) in Houston, Texas where he was responsible for Halliburton’s global health, safety and environment program, as well as quality operations with over 70,000 employees in over 70 countries; Vice President—Asia Pacific Region (January 2010 through January 2011) in Kuala Lumpur, Malaysia where he managed total operations for 12 product service lines and support functions throughout the region; Vice President—Special Projects Iraq Development (January 2009 through December 2009) in Cairo, Egypt, where he led negotiations and strategy related to the startup deployment of field operations and infrastructure in Iraq; Vice President—Africa Region (January 2007 through December 2008) in Cairo, Egypt where he managed total operations for 12 product service lines and support functions throughout the region; Vice President—Production Enhancement (January 2003 through December 2006) in Houston, Texas where he was responsible for global production enhancement operations, including hydraulic fracturing and coiled tubing services; and Vice President—Southern Region (January 2001 through December 2002) in Houston, Texas. Mr. Prestidge earned a B.S. in Mechanical Engineering from Texas A&M University and an Executive M.B.A. from The Wharton School at the University of Pennsylvania.

Theodore Moore	Mr. Moore became Executive Vice President, General Counsel and Chief Risk Officer of the Company upon the consummation of the Merger on March 24, 2015. Mr. Moore served as C&J’s Executive Vice President since October 2012 and as C&J’s Vice President, General Counsel and Corporate Secretary since February 2011. Prior to that time, Mr. Moore practiced corporate law at Vinson & Elkins L.L.P. from 2002 through January 2011. Mr. Moore represented public and private companies and investment banking firms in numerous capital markets offerings and mergers and acquisitions, primarily in the oil and gas industry. Mr. Moore graduated magna cum laude from Tulane University with a B.A. in Political Economy and a J.D. from Tulane Law School.

Everett M. Hobbs.	Mr. Hobbs became President—Well Services effective June 4, 2015. In this position, Mr. Hobbs directs all aspects of the Company’s well services division, which includes well support services, including maintenance, workover and plug and abandonment services, as well as fluid management, rental tool, and salt water disposal services. Prior to his promotion to President—Well Services, Mr. Hobbs served as the Company’s Senior Vice President—Corporate Operational Development since October 2012. In that role, Mr. Hobbs focused on structural and strategic issues within each of the Company’s core service lines, including equipment maintenance, operational best practices, corporate systems, facilities and new business opportunities. Mr. Hobbs was Chief Operating Officer of the Company’s wireline division, Casedhole Solutions, at the time C&J acquired it in June 2012, a position he had held since 2011. Following C&J’s acquisition of Casedhole Solutions through October 2012, he served as Vice President—Operations for Casedhole Solutions. Mr. Hobbs first joined Casedhole Solutions in April 2010 as Vice President and General Manager for the Southern region, before being promoted to Chief Operating Officer in 2011. Mr. Hobbs has over 30 years of experience in the oilfield service industry, the first fourteen of which were with Schlumberger in numerous operational and management positions in the Permian Basin. After leaving Schlumberger in 1997, Mr. Hobbs founded E.M. Hobbs, Inc. where he was influential in the development and implementation of many of the multi-stage completion procedures and techniques that are currently used today within the wireline service industry. Before leaving E.M. Hobbs, Inc. in 2004, Mr. Hobbs grew the company to 21 units in five locations in Texas and New Mexico. E.M. Hobbs is now known as E&P Wireline owned by Schlumberger.

Edward J. Keppler	Mr. Keppler became President, Drilling & Completion Services of the Company upon the consummation of the Merger on March 24, 2015. Mr. Keppler served as C&J’s Senior Vice President—Corporate Oilfield Operations since July 2013, focusing on tactical operational issues across all of its service lines, including streamlining standard operating procedures within each service line, structuring and implementing training for supervisor and manager level employees, working with its QHSE department on training and safety awareness, and certifications and competency testing for all of C&J’s field based personnel. He previously served as the President of Casedhole Solutions from October 2012 through July 2013, having joined Casedhole Solutions as its Vice President and General Manager for the North Region in May 2010. Prior to joining Casedhole Solutions, Mr. Keppler was employed by Schlumberger from 1991 through 2010, where he gained significant wireline experience in the North American market with extensive expertise in cased-hole operations, perforating, open-hole logging, and wellbore formation sampling. While employed by Schlumberger, Mr. Keppler held numerous key management positions, including wireline district manager in six different locations, regional operations manager for the state of Alaska, Engineering Sustaining Manager and Cased-Hole Service Delivery Manager for the U.S. Mr. Keppler’s last position before joining Casedhole Solutions was Global Wireline Technical Support Manager. He graduated from New Mexico State University with a B.S. degree in Mechanical Engineering in 1990.

Larry P. Heidt	Mr. Heidt became President—Corporate Operational Development & Industry Relations effective June 4, 2015, transitioning to this role from his prior position as President—Well Services, a position he had held since the consummation of the Merger on March 24, 2015. Mr. Heidt is responsible for supporting the Company’s growth and ensuring efficient management of its operational resources across the Company’s core service lines, including integration within each of service line as it relates to equipment management, operational systems and new business opportunities. Prior to joining the Company, Mr. Heidt directed all aspects of the completion and production services business line for Nabors worldwide. He joined Nabors in March 1992 as President of Nabors Energy Services (UK) Ltd. In 1996, he assumed the position of President and Chief Operating Officer of Nabors Drilling USA. Before joining Nabors, Mr. Heidt served as Executive Vice President of Noble Drilling Corporation. Prior to that time, he held positions of increasing importance in the international, domestic and offshore markets of the energy industry.

Patrick Bixenman	Mr. Bixenman became President, Research & Technology for the Company upon the consummation of the Merger on March 24, 2015. Mr. Bixenman served as C&J’s President, Research & Technology since October 2012, building the Research & Technology organization from the ground up and recruiting over 100 technology professionals. The Research & Technology department develops products and provides technical support to C&J’s legacy core service lines of hydraulic fracturing, coiled tubing and wireline services. Mr. Bixenman also initiated development of drilling products that allowed the Company to enter the directional drilling services business. Prior to joining C&J, Mr. Bixenman was employed by Schlumberger from 1985 through 2012, where he gained significant technology development and manufacturing experience in wireline logging, coiled tubing, completions tools, artificial lift, drill stem testing, and subsea intervention trees. While employed by Schlumberger, Mr. Bixenman held numerous key management positions, including Engineering Manager, Manufacturing Center Manager and Technology Center Manager. He graduated from Tennessee Technology University with a B.S. degree in Mechanical Engineering in 1983 and Rice University with a Masters in Mechanical Engineering in 1988.

Mark C. Cashiola	Mr. Cashiola joined us in January 2011 as our Controller (Chief Accounting Officer) and he was promoted to Vice President in July 2012. He has 14 years of U.S. GAAP and SEC reporting experience, the majority of which has been spent in the energy industry. Prior to joining C&J, Mr. Cashiola was Senior Controller for Precision Drilling Trust (“Precision”) beginning in late 2008 through 2010 and Assistant Controller for Grey Wolf, Inc., prior to its acquisition by Precision, from 2005 through late 2008. Mr. Cashiola began his career in public practice working for Arthur Andersen, L.L.P. and KPMG, L.L.P. for a combined six years, most recently as Audit Manager. He received a B.B.A. in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Prior to March 24, 2015, C&J Energy Services Ltd. (previously named Nabors Red Lion Ltd.) was a wholly owned subsidiary of Nabors Industries Ltd. (“Nabors”). In October 2014, Nabors completed a restructuring of its subsidiaries, separating Nabors’ completion and production services business (the “C&P Business”) from Nabors’ other businesses such that C&J continued to hold only the subsidiaries that operate the C&P Business. Effective March 24, 2015, C&J Energy Services, Inc. (“Legacy C&J”) and Nabors completed the combination of Legacy C&J with the C&P Business through the merger of Legacy C&J with a subsidiary of C&J (the “Merger”). At the effective time of the Merger, each issued and outstanding share of Legacy C&J common stock, par value $0.01 per share, was converted into the right to receive one newly issued common share of C&J, par value $0.01 per share. In connection with the completion of the Merger, we were renamed C&J Energy Services Ltd. and our common shares began trading on the NYSE under the ticker “CJES.” As the resulting combined company, we are one of the largest completion and production services providers in North America.

This Compensation Discussion and Analysis (“CD&A”) provides information about the compensation objectives and policies for the individuals who served as our principal executive officer, principal financial officer, and the other three most highly-compensated executive officers during fiscal year 2015 (collectively referred to as the “Named Executive Officers”), as set out below:

•	Joshua Comstock, Chairman and Chief Executive Officer

•	Randall McMullen, Jr., President, Chief Financial Officer and Director

•	Donald Gawick, Chief Operating Officer

•	James Prestidge, Jr., Chief Strategy Officer

•	Theodore Moore, Executive Vice President, General Counsel and Chief Risk Officer.

We are led primarily by the individuals who served as Legacy C&J’s executive officers prior to the completion of the Merger, and these Named Executive Officers held the respective positions during the entire the year, both prior to and following the Merger. In order to reflect our transformative increase in scale upon the completion of the Merger, Nabors negotiated new employment agreements with the Named Executive Officers in advance of the March 24, 2015 closing date of the Merger. The material terms of such employment agreements were included in the “say-on-pay” advisory vote and merger-related shareholder voting items approved by Legacy C&J’s stockholders prior to closing of the Merger, and such employment agreements became effective at the closing of the Merger, thereby superseding the existing employment agreements with such individuals. The employment agreements each have a term that commenced on March 24, 2015 and ends on the third anniversary thereof, with automatic one-year extensions following the expiration of the initial term or any subsequent one-year extension term, provided that neither party provides a notice of non-renewal at least 90 days prior to the applicable extension date. On March 11, 2016, our founder and former Chairman and Chief Executive Officer, Joshua Comstock, died unexpectedly and the Board appointed Randall McMullen, Jr. as Chief Executive Officer, succeeding Mr. Comstock effective immediately. Mr. McMullen has also continued performing his existing duties as the Company’s President and Chief Financial Officer and will continue to serve as a member of the Board.

This CD&A provides a general description of our 2015 compensation program and specific information about its various components which primarily consisted of base salaries, short- and long-term incentive and retention programs, retirement plans and health and welfare benefits. This CD&A is intended to place in perspective the information about the compensation provided to our Named Executive Officers contained in the executive compensation tables that follow this discussion under the heading “Executive Compensation.” Although certain of the 2015 compensation program and decisions described herein were determined by Legacy C&J’s Compensation Committee, this CD&A focuses on the Company’s compensation program, executive compensation structure, including pursuant to the employment agreements executed with the Named Executive Officers at the closing of the Merger, and actions effected following the closing of the Merger.

As used in this CD&A and in the sections entitled “Executive Compensation” and “Director Compensation” below, the terms “we,” “us,” “our,” and the “Company” refer, when discussing time periods prior to completion of the Merger, to Legacy C&J and its Board of Directors and Compensation Committee. Additionally, the term “share”, “shares” or “shareholders” refer, when discussing time periods prior to the completion of the Merger, to the stock and stockholders of Legacy C&J.

Overview of Our Executive Compensation Program

Compensation Philosophy and Objectives

The primary objectives of our compensation program are to link compensation with the achievement of strategic business and financial objectives, to remain competitive within our industry, and to assure that we attract, motivate, and retain talented executive personnel. To this end, we have focused on designing a compensation program for our employees, including our Named Executive Officers, that includes a large component of incentive compensation based on our overall performance and the individual successes and contributions of our employees. In particular, our Compensation Committee believes significant emphasis on long-term equity incentive compensation is appropriate because it effectively aligns the interests of our employees with those of our shareholders, providing incentive to our employees to focus on the long-term success of the Company and rewarding employees for enhancing our share valuation. We believe that incentive compensation elements such as equity awards and cash bonuses communicate to our executives that they will be paid for performance and align the interests of our executives with our shareholders’ interests.

We expect that our Compensation Committee will continue to design our executive compensation policies in a manner that allows us to attract and retain individuals with the background and skills necessary to successfully execute our business strategy in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interests with our shareholders, and to reward individual and overall success in reaching such goals. We anticipate that our Compensation Committee will work with an independent compensation consultant to the extent deemed necessary or appropriate assist in further tailoring our compensation program to that of a large scale, multinational public company within our industry.

Key Components of Our Executive Compensation Program

In designing our executive compensation program, our Compensation Committee relies on three primary elements of compensation:

•	Base salary;

•	Annual cash incentive bonus awards; and

•	Long-term equity incentive awards.

We believe that annual cash incentive bonuses and long-term equity incentive awards are flexible in application and can be tailored to meet our compensation objectives, while still providing the executives with a performance-based incentive. The determination of an employee’s cash incentive bonus reflects our Compensation Committee’s assessment of the employee’s relative contribution to achieving or exceeding our annual, near-term goals, while the determination of an employee’s long-term equity incentive awards is based, in large part, on the employee’s demonstrated and expected contribution to our longer term performance objectives.

The other key components of our executive compensation program are severance and change in control benefits, retirement, health and welfare benefits and other limited perquisites. We maintain employment agreements with each of our Named Executive Officers and provide individual award agreements to each recipient of any equity award, which govern the terms and conditions of these compensation elements. The key components of our 2015 executive compensation program are described in greater detail under heading “—Components of 2015 Compensation of our Named Executive Officers” and “Executive Compensation.”

Say-on-Pay Advisory Vote

At Legacy C&J’s 2014 Annual Meeting of Stockholders held on May 22, 2014, a majority of the votes cast by shareholders approved on an advisory basis the compensation paid to the Named Executive Officers for the 2013 fiscal year. Compensation decisions for the 2014 fiscal year were made by Legacy C&J’s Compensation Committee prior to the 2014 Annual Meeting of Stockholders. During the 2014 fiscal year, the Compensation Committee evaluated the results of the say-on-pay advisory vote and the level of support expressed by shareholders at the 2014 Annual Meeting of Stockholders. However, in light of execution of a definitive agreement for the Merger on June 25, 2014 and the negotiation of the new employment agreements between each of our Named Executive Officers and Nabors, Legacy C&J’s Compensation Committee did not make any changes to the compensation arrangements with the Named Executive Officers for the 2014 fiscal year following Legacy C&J’s 2014 Annual Meeting of Stockholders. With respect to the compensation arrangements for the 2014 fiscal year, the material terms of such employment agreements were included in the “say-on-pay” advisory vote and merger-related shareholder voting items approved by Legacy C&J’s stockholders prior to closing of the Merger, and such employment agreements became effective at the closing of the Merger. Our shareholders will have the opportunity to cast an advisory vote to approve our executive compensation program and the compensation paid to the Named Executive Officers for the 2015 fiscal year at the Annual Meeting.

Shareholder-Friendly Features of Our Executive Compensation Program

We are committed to aligning the interests of the Named Executive Officers with the interests of our shareholders and the delivery of shareholder value through sustainable growth strategies. Our executive compensation program contains the following shareholder-friendly features:

Our equity award agreements with our Named Executive Officers do not contain “single trigger” vesting acceleration provisions (and all outstanding Legacy C&J equity awards held by the Named Executive Officers were assumed and continued by us following the Merger on the same terms and conditions), other than with respect to the MENA Phantom Unit awards (as defined and discussed below).

Our employment agreements for our Named Executive Officers contain “double trigger” severance and change in control provisions.

•	We do not provide tax gross-ups on any potential golden parachute payments.

•	All long-term incentive awards are paid solely in shares.

•	We do not allow for backdating or repricing options.

•	Our Compensation Committee has discretion and authority with respect to the payment of cash and equity incentive bonus awards.

•	We utilize a compensation consultant that is independent from management.

Compensation Setting Process

Role of Compensation Committee and Named Executive Officers in Setting Compensation

The Compensation Committee has the authority to oversee our executive compensation program and to implement any formal equity-based compensation plans or policies that the committee deems appropriate for our employees, including the Named Executive Officers. Our Compensation Committee consults with certain of our executive officers regarding our compensation and benefit programs, other than with respect to such executive officer’s own compensation and benefits, but our Compensation Committee is ultimately responsible for making all compensation decisions for the Named Executive Officers.

Role of Compensation Consultants in Setting Compensation

Our Compensation Committee has the authority to engage a compensation consultant at any time if the committee determines that it would be appropriate to consider the recommendations of an independent outside source. Historically, the Compensation Committee of Legacy C&J engaged an independent compensation consultant to review the Company’s executive compensation program and non-employee director compensation program, with the information provided by the consultant being one of the various factors considered in making compensation decisions.

Key Factors in Setting Compensation

Our Compensation Committee has selected a peer group of companies for purposes of evaluating compensation. The Compensation Committee’s general criteria for selecting a peer group include:

•	Companies that are direct competitors for the same space, products and/or services;

•	Companies that competed with us for the same executive team talent;

•	Companies with a similar Standard Industry Classification code or in a similar sector;

•	Companies that are most statistically related to us with similar revenue size;

•	Companies that generally are subject to the same market conditions (or specifically, oilfield services companies); and

•	Companies that are tracked similarly or which are considered comparable investments by outside analysts.

The Compensation Committee has not established a peer group for the Company to reflect our significant increase in scale following the completion of the Merger. Prior to the completion of the Merger, the peer group for Legacy C&J included the following companies:

• Basic Energy Services, Inc.	• Oil States International, Inc.
• Dresser-Rand Group Inc.	• Patterson-UTI Energy, Inc.
• Exterran Holdings, Inc.	• Pioneer Energy Services Corp.
• Helmerich & Payne, Inc.	• RPC, Inc.
• Key Energy Services, Inc.	• Superior Energy Services, Inc.
• Newpark Resources, Inc.	• Tesco Corporation
• Oceaneering International, Inc.	• TETRA Technologies, Inc.

Timing of Compensation Decisions

Compensation decisions, including decisions with respect to annual cash incentive bonus awards and long-term equity compensation awards historically have been made at a Compensation Committee meeting held in connection with the fourth quarter Board meeting held in December. The Compensation Committee may defer final approval of compensation decisions to the first quarter of the following year to permit additional review and revisions to compensation and award decisions based on final financial results for the prior year and finalizing the business plan for the next year. In some cases, decisions on equity awards may be made at a different time. Also, compensation adjustments may be made due to promotions or changes in duties during a year.

Components of 2015 Compensation of our Named Executive Officers

As discussed in this CD&A, in order to reflect our transformative increase in scale upon the completion of the Merger, Nabors negotiated new employment agreements with the Named Executive Officers in advance of the March 24, 2015 closing date of the Merger. The material terms of such employment agreements were included in the “say-on-pay” advisory vote and merger-related shareholder voting items approved by Legacy C&J’s stockholders prior to closing of the Merger, and such employment agreements became effective at the closing of the Merger. In light of execution of the pending Merger and the negotiation of the new employment agreements between the Named Executive Officers and Nabors, Legacy C&J’s Compensation Committee did not make any changes to the compensation arrangements with the Named Executive Officers for the 2015 fiscal year.

The employment agreements provide that the Named Executive Officers are eligible to receive the following compensation and benefits: (i) an annualized base salary; (ii) eligibility to receive an annual cash incentive bonus award with a designated target range of a specified percentage of annualized base salary that is based on the achievement of certain performance targets set forth by the Compensation Committee; (iii) eligibility to receive annual long-term equity compensation awards (or cash awards upon mutual agreement of us and the executive) at a target award level of no less than the executive’s “Total Cash Compensation”, which is the sum of (a) the executive’s base salary for the prior calendar year and (b) the greater of the annual cash incentive bonus award paid to the Named Executive Officer in either of the prior two calendar years; (iv) eligibility to receive discretionary bonuses as determined solely by our Board; (v) employee benefits for the executive and the executive’s eligible family members that we ordinarily provide to similarly situated employees (including, but not limited to, medical and dental insurance, retirement plans, disability insurance and life insurance); and (vi) certain fringe benefits and perquisites. The following table enumerates certain of the foregoing items of compensation and benefits that each of the Named Executive Officers are entitled to or eligible to receive under the employment agreements, which are described in more detail in “Executive Compensation—Summary Compensation Table”.

Name	Annualized Base Salary	Target Cash Incentive Bonus Award as a Percentage of 2015 Base Salary
Joshua Comstock	$1,100,000	200 - 300%
Randall McMullen, Jr.	$650,000	100 - 200%
Donald Gawick	$550,000	150%
James Prestidge, Jr.	$450,000	150%
Theodore Moore	$450,000	100%

Base Salary

Each Named Executive Officer’s base salary is provided for in the respective employment agreement as a fixed component of compensation that may be annually adjusted by the Compensation Committee. We generally do not adjust base pay for our Named Executive Officers based strictly on our performance, rather we take individual accomplishments and market trends into account as well. As such, base pay functions as an important counterbalance to incentive, discretionary, and equity compensation, all of which are generally contingent on our performance or success. The Compensation Committee reviews the base salaries for each Named Executive Officer annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review considers individual and Company performance over the course of that year.

The total base salary earned by each Named Executive Officer in 2015 is reported in “Executive Compensation—Summary Compensation Table.” During 2015, the Company implemented reductions in base salaries for all employees, including the Named Executive Officers. Although the reduction was eliminated and base salaries were fully restored in January of 2016, we have again implemented reductions in base salaries for all employees, including a 10% reduction in base salary for each Named Executive Officer which will remain in effect indefinitely.

Cash Incentive Bonus Awards

The employment agreements provide that each Named Executive Officer is eligible to receive an annual cash incentive bonus award, which is stated in each employment agreement with a designated target range of a specified percentage of annualized base salary. The actual amount of each annual bonus is based on the achievement of certain performance targets set forth by the Compensation Committee and is determined by the Compensation Committee in its sole discretion and may be higher or lower than the target range in the Named Executive Officer’s employment agreement. Bonus payments, if any, are typically paid between December 15 of the applicable year for which the bonus was earned and March 15 of the year following the year for which the bonus earned. In the event that any executive is terminated for cause in advance of the bonus payment date, however, such executive would forfeit any right to receive a bonus for that year.

Given the Company’s performance as a result of the highly challenging market conditions in our industry, we did not pay any cash incentive bonuses for 2015.

Restricted Share Awards

On June 5, 2016, the Compensation Committee granted the Company’s 2015 annual long-term equity incentive awards to eligible employees, including the Named Executive Officers. Based on the Compensation Committee’s compensation objectives, the Committee elected to grant all 2015 long-term equity compensation in the form of restricted share grants under the C&J LTIP because: (i) restricted share awards are less dilutive than options, (ii) restricted shares provide an effective retention incentive, and (iii) restricted share awards are in line with market practice.

The restricted share awards granted to each Named Executive Officer in 2015 are reported in “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2015 Fiscal Year”. These restricted shares awards are subject to the following two-tiered vesting schedule: (1) the restricted shares are first subject to certification by the Compensation Committee of the achievement of positive “EBITDA” (as defined in the award agreement) in any calendar quarter during the period beginning on July 1, 2015 and ending on December 31, 2017; and (2) additionally, the restricted shares are subject to a time-based vesting schedule such that one-third of the restricted shares becomes unrestricted on each of the first, second, and third anniversaries of the date of grant. In the event that a vesting date passes prior to the time that the performance-based vesting schedule is satisfied, the tranche of restricted shares subject to that particular vesting date will carry forward and be aggregated with the next tranche of restricted shares scheduled to vest on the next vesting date and be eligible to vest on such date, subject to satisfaction of the performance-based vesting schedule prior to or as of that vesting date. If the performance-based vesting schedule is not satisfied during the specified performance period, all restricted shares shall be forfeited. The restricted share awards are subject to accelerated vesting upon certain terminations of employment as described in greater detail under “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

For purposes of valuing the restricted share awards granted to our Named Executive Officers, we are required to report the grant date fair value of awards under specific accounting principles within the tables included under the headings “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2015 Fiscal Year.” The grant date fair value of each restricted share granted to the Named Executive Officers for 2015 was set at $15.10, which represents the closing price of C&J’s common shares on the NYSE on the grant date for the awards. The accounting valuations, however, may not provide an accurate account of the current settlement value of the outstanding restricted share awards. Thus, the values reported in the “Share Awards” column of the “Summary Compensation Table” for the 2015 restricted share awards are based upon certain accounting requirements and not on the value that each Named Executive Officer actually received during 2015 or may receive in the future with respect to these awards.

Phantom Equity Awards

On June 4, 2015, each of the Named Executive Officers was granted an equity award in the form of phantom units (“MENA Phantom Units”) under the C&J International Middle East FZCO Phantom Equity Arrangement (the “MENA Sub-Plan), which is a sub-plan of the C&J LTIP. Each MENA Phantom Unit represents a phantom share in the value appreciation of C&J International Middle East FZCO, a C&J subsidiary (the “MENA Business”), between the date of grant and the earlier to occur of (i) the five year anniversary of the date of grant, and (ii) a change of control (as defined in the MENA Sub-Plan) of C&J International Middle East FZCO or of the Company (the “Phantom Unit Vesting Date”). Each MENA Phantom Unit will be settled solely in cash at the Phantom Unit Vesting Date and is non-transferable and non-tradable by recipients in advance of the Phantom Unit Vesting Date.

For purposes of valuing the MENA Phantom Unit awards granted to our Named Executive Officers, we are required to report the grant date fair value of awards under specific accounting principles within the tables included under the headings “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2015 Fiscal Year.” The grant date fair value of each MENA Phantom Unit granted to the Named Executive Officers for 2015 was set at $0.00, which was based on the estimated value appreciation of the MENA Business from the time of grant to the five year anniversary of the date of grant. The market value of unvested MENA Phantom Units reported was calculated by incorporating the income approach which is a valuation methodology based on a discounted cash flow model that utilizes present values of cash flows to estimate fair value. Future C&J International Middle East FZCO cash flows were projected based on estimates of projected revenue growth, utilization, gross profit rates, SG&A rates, working capital fluctuations, and capital expenditures. Forecasted cash flows take into account known market conditions at the time of grant, and management’s anticipated business outlook, both of which have been impacted by the sustained decline in commodity prices. A terminal period was used to reflect an estimate of stable, perpetual growth. The terminal period reflects a terminal growth rate of 2.5%, including an estimated inflation factor. The future cash flows were discounted using a market-participant risk-adjusted weighted average cost of capital of 15.0%. These assumptions were derived from unobservable inputs and reflect management’s judgments and assumptions.

Other Benefits and Perquisites

Under the employment agreements, each Named Executive Officer and eligible family members are eligible to receive the health and welfare benefits generally made available to our other full-time, salaried employees (including, but not limited to, medical and dental insurance, retirement plans, disability insurance and life insurance), as well as other fringe benefits and perquisites, including provision for an automobile (or an automobile allowance) for business and personal use and related insurance coverage, use of the Company aircraft for business purposes and reimbursement of reasonable business expenses. On April 1, 2016, the Company aircraft was sold with no replacement aircraft purchased.

Under his agreement, Mr. Comstock was also eligible to use the Company aircraft for personal purposes, provided that the use of the aircraft was imputed as income to him and he was also responsible for reimbursing the Company for the incremental costs associated with operating the aircraft. In the event that Mr. Comstock’s family accompanied him on a business-related trip using the Company aircraft, amounts associated with respect to his family’s travel costs were reported as compensation to Mr. Comstock (no additional direct operating costs is incurred in such situations). Additionally, Mr. Comstock owned a personal aircraft that he occasionally used for business travel and we partially reimbursed Mr. Comstock for the expenses associated with business travel. In the event that Mr. Comstock’s family accompanied him on a business-related trip using his personal aircraft, the amounts that we reimbursed him with respect to his family’s travel costs were reported as compensation to Mr. Comstock (no additional direct operating costs was incurred in such situations). Amounts imputed as income to Mr. Comstock in 2015 for personal use of the Company aircraft or with respect to his family’s travel cost on business trips are included in the “All Other Compensation” column of the “Summary Compensation Table.”

We do not maintain a defined benefit pension plan for our executive officers or other employees because we believe such plans primarily reward longevity rather than performance. Nevertheless, we recognize the importance of providing our employees with assistance in saving for their retirement. We therefore maintain a retirement plan, or the “401(k) Plan”, that is qualified under Section 401(k) of the Internal Revenue Code. Historically and during 2015, following the completion of one year of service plus an additional required waiting period, we offer matching contributions for each of our employees, including our Named Executive Officers, up to 4% of their qualifying compensation each year, subject to certain limitations imposed by the Internal Revenue Code. Effective January 1, 2016, we eliminated the Company matching contributions to the 401(k) Plan. Amounts of the matching contributions to the 401(k) Plan during 2015 on behalf of our Named Executive Officers are included in the “All Other Compensation” column of the “Summary Compensation Table.”

Merger Success Bonus

Pursuant to the terms of the employment agreements, each Named Executive Officer was paid a success bonus upon completion of the Merger that was comprised of (a) a lump-sum cash payment and (b) a one-time grant of an equity award subject to a three-year vesting schedule that is contingent upon continued employment, as set out below:

Name	Merger Success Bonus (Cash)	Merger Success Bonus (Equity)
Joshua Comstock	$3,300,000 (equal to three times base salary)	500,000 shares
Randall McMullen, Jr.	$650,000 (equal to one times base salary)	25,000 shares
Donald Gawick	$550,000 (equal to one times base salary)	25,000 shares
James Prestidge, Jr.	$450,000 (equal to one times base salary)	25,000 shares
Theodore Moore	$450,000 (equal to one times base salary)	25,000 shares

The portion of the Merger success bonuses payable to the Named Executive Officers in the form of equity awards were issued to the Named Executive Officers on March 24, 2015 in the form of restricted share awards subject to performance and service-based vesting conditions. Specifically, each Named Executive Officer received the number of restricted shares specified in the above table, which were granted under the C&J LTIP. The restricted shares are subject to the following two-tiered vesting schedule: (1) the restricted shares are first subject to certification by the Compensation Committee of the achievement of positive “EBITDA” (as defined in the award agreement) in any calendar quarter during the period beginning on April 1, 2015 and ending on December 31, 2017; and (2) additionally, the restricted shares are subject to a time-based vesting schedule such that 1/3 of the restricted shares becomes unrestricted on each of the first, second, and third anniversaries of the date of grant. In the event that a vesting date passes prior to the time that the performance-based vesting schedule is satisfied, the tranche of restricted shares subject to that particular vesting date will carry forward and be aggregated with the next tranche of restricted shares scheduled to vest on the next vesting date and be eligible to vest on such date, subject to satisfaction of the performance-based vesting schedule prior to or as of that vesting date. If the performance-based vesting schedule is not satisfied during the specified performance cycle, all restricted shares shall be forfeited.

Severance and Change in Control Benefits

We believe it is important that the Named Executive Officers focus their attention and energy on our business without any distractions regarding the effects of a termination that is beyond their control or our change in control. Therefore, the employment agreements each provide that they will be entitled to receive severance benefits and certain accelerated vesting of their outstanding equity awards in the event their employment is terminated under certain circumstances. Specifically, substantially all severance payment obligations to the Named Executive Officers associated with a change in control are “double trigger” payments, which require termination of employment within a specified period prior to or following a change in control to receive the benefit. Our Board believes that double trigger payments are typically more appropriate than single trigger payments (where a payment is made upon the occurrence of a change in control alone) because they financially protect the employee if he is terminated following a change in control transaction, without providing a potential windfall if the employee is not terminated. However, the MENA Phantom Units awarded to our Named Executive Officers during 2015 have a “single trigger” payment obligation, which the Board believes is appropriate given the value-accretion structure of the award. For more detailed information regarding our severance and change in control benefits under the employment agreements and other compensation arrangements in effect for our Named Executive Officers during 2015, please read “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Share Ownership Guidelines

Following consultation with PM&P, we have elected not to adopt formal share ownership guidelines for our Named Executive Officers as each such executive officer currently holds a substantial equity position in the Company. The share ownership guidelines applicable to our non-employee directors are described below under “Director Compensation.”

Tax Deductibility of Executive Compensation

As part of its role in determining the amounts and type of compensation to grant to the Named Executive Officers, the Compensation Committee takes into consideration the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation in excess of $1,000,000 that is paid to our Chief Executive Officer or our three other most highly compensated executive officers (other than our Chief Financial Officer) unless the compensation is “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of our shareholders. Although deductibility of compensation is preferred when possible, tax deductibility is not a primary objective of our compensation programs, and we believe that achieving our compensation objectives is more important than the benefit of tax deductibility of compensation in certain circumstances.

Relation of Compensation Policies and Practices to Risk Management

We anticipate that our compensation policies and practices will continue to be tailored to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. However, at this time our Compensation Committee retains a significant amount of discretion with respect to the compensation packages of our Named Executive Officers, which we believe prevents management from entering into actions that could have a material adverse effect on us in the long-run to simply achieve a specific short-term goal. We also believe that the compensation program that our general employee population is eligible to receive does not entice the employees to take unnecessary risks in their day to day activities.

We expect our compensation arrangements to contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include delaying the rewards, subjecting such rewards to forfeiture in the case of certain terminations of employment, and subjecting such awards to equity claw-backs under certain scenarios related to violations of our risk management policies and practices.

In combination with our risk-management practices, we do not believe that risks arising from our compensation policies and practices for our employees, including our Named Executive Officers, are reasonably likely to have a material adverse effect on us.

Actions Taken For the 2016 Fiscal Year

Based on the Company’s performance and prevailing industry conditions, the Compensation Committee is assessing potential changes to our executive compensation program for the 2016 fiscal year. In March 2016 we implemented reductions in base salaries for all employees, including a 10% reduction in base salary for each Named Executive Officer which will remain in effect indefinitely. In connection with the salary reduction, each Named Executive Officer entered into a waiver to his respective employment agreement. We have also adjusted or eliminated other employee benefits and perquisites that the Named Executive Officers were eligible or entitled to receive, including but not limited to the elimination of the Company matching contributions to the 401(k) Plan, reductions in the automobile allowance program, and the sale of the Company aircraft.

REPORT OF THE COMPENSATION COMMITTEE

As discussed herein, the disclosures in “Compensation Discussion and Analysis” included in this Proxy Statement focuses on compensation for the Named Executive Officers of C&J Energy Services, Inc. and C&J Energy Services Ltd. during the last completed fiscal year (2015). Certain of the 2015 compensation program and decisions described herein were determined by Legacy C&J’s Compensation Committee. While Messrs. Wommack and Roemer were members of Legacy C&J’s Compensation Committee, Mr. Erikson was not a member of Legacy C&J’s Compensation Committee, having joined the C&J Energy Services Ltd. Board of Directors in June 2015. Accordingly, Mr. Erikson did not participate in any determinations relating to any decisions applicable to 2015 compensation prior to joining the Board.

The Compensation Committee of the Board of Directors of C&J Energy Services Ltd.:

•	Has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and

•	Based on the review and discussions referred to above, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board of Directors of C&J Energy Services Ltd.,

H. H. Wommack (Chairman)

Michael Roemer

Sheldon Erikson

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned during the 2013, 2014 and 2015 fiscal years by our Named Executive Officers:

Name and Principal Position	Year	Base Salary ($)(1)	Cash Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)	All Other Compensation ($)(4)	Total ($)
Joshua Comstock	2015	969,946	3,300,000	9,089,996	—	160,247	13,520,189
Chairman of the Board, Chief Executive Officer and Director(5)	2014	843,077	1,750,000	3,270,010	—	47,887	5,910,973
	2013	740,000	1,110,000	3,270,000	—	52,937	5,172,937

Randall McMullen, Jr.	2015	575,112	650,000	2,174,000	—	39,860	3,438,972
President, Chief Financial Officer and Director(5)	2014	509,038	1,020,000	1,883,011	—	39,126	3,451,175
	2013	485,000	727,500	1,883,000	—	37,845	3,133,345

Donald Gawick	2015	484,973	550,000	1,290,998	—	35,725	2,361,695
Chief Operating Officer	2014	423,077	637,500	999,991	—	35,360	2,095,928
	2013	375,000	421,875	713,000	—	38,916	1,548,791

James Prestidge, Jr	2015	391,027	450,000	791,006	—	40,073	1,672,106
Chief Strategy Officer	2014	325,000	487,500	499,995	—	35,460	1,347,956
	2013	244,863	275,471	500,000	—	20,289	1,040,623

Theodore Moore	2015	393,373	450,000	1,024,996	—	39,604	1,911,973
Executive Vice President, General Counsel and Chief Risk Officer	2014	349,039	487,500	734,011	—	38,870	1,609,420
	2013	325,000	243,750	734,000	—	37,845	1,340,595

(1)	Base salary adjustments for the Named Executive Officers for the 2015 fiscal year were generally effective March 24, 2015 in connection with the closing of the Merger and entry into new employment agreements. Base salary adjustments for the Named Executive Officers for the 2014 fiscal year were generally effective January 5, 2014, except that Mr. Comstock’s 2014 salary was not effective until February 2, 2014, and Mr. Prestidge did not receive a base salary adjustment for 2014. Additionally, Mr. Prestidge joined us on April 4, 2013, thus the salary amount reported for Mr. Prestidge during the 2013 fiscal year reflects amounts earned from his date of hire to December 31, 2013.
(2)	The amounts in this column reflect amounts earned for the applicable year under the annual cash incentive bonus component of such Named Executive Officer’s employment agreement, regardless of when it is paid. Given the Company’s performance as a result of the highly challenging market conditions in our industry, we did not pay any annual cash incentive bonuses during the 2015 fiscal year, however, on March 24, 2015, each Named Executive Officer received a merger success cash bonus pursuant to such Named Executive Officer’s employment agreement entered in connection with the closing of the Merger as follows: $3,300,000 to Mr. Comstock, $650,000 to Mr. McMullen, $550,000 to Mr. Gawick, $450,000 to Mr. Prestidge, and $450,000 to Mr. Moore.
(3)

This column reflects (a) restricted shares awarded under the annual equity incentive bonus component of such Named Executive Officer’s employment agreement, regardless of when it was granted (b) for 2015, the merger success equity bonus granted to each Named Executive Officer pursuant to such Named Executive Officer’s employment agreement and (c) for 2015, the MENA Phantom Units granted to each Named Executive Officer under the MENA Sub-Plan (although the accounting value on the grant date of the awards was $0, therefore no values are reflected for these awards in the table above for the 2015 year). The amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718,

disregarding any estimates of forfeitures. Please read Note 5 “Share Based Compensation” to the consolidated financial statements included in the Company C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 29, 2016, for additional information. As more fully discussed under the heading “Compensation Discussion and Analysis,” these values do not necessarily reflect the value that each Named Executive Officer actually received during the applicable year, and actual values will not be determinable until the awards become vested.
(4)	The amounts in this column for the 2015 fiscal year include the following amounts for each of the Named Executive Officers: (i) for subsidized healthcare, life and disability insurances: $16,061 to Mr. Comstock, $16,061 to Mr. McMullen, $11,555 to Mr. Gawick, $16,061 to Mr. Prestidge, and $15,805 to Mr. Moore; (ii) for Company matching contributions to each Named Executive Officer’s 401(k) Plan account: $10,600 to Mr. Comstock, $10,600 to Mr. McMullen, $10,600 to Mr. Gawick, $10,600 to Mr. Prestidge, and $10,600 to Mr. Moore; (iii) for automobile allowances and related fuel and maintenance costs $19,320 to Mr. Comstock, $13,199 to Mr. McMullen, $13,570 to Mr. Gawick, $13,412 to Mr. Prestidge, and $13,199 to Mr. Moore; (iv) $3,053 to Mr. Comstock for income that we imputed to him during 2015 for the accompaniment of family members on business trips on his personal airplane with respect to which we have provided reimbursement for expenses (while no additional direct operating costs with respect to the personal use of Mr. Comstock’s airplane by family members is incurred in such situations, any amounts that we reimburse Mr. Comstock with respect to his family’s travel costs are imputed as income to him); and (v) $114,619 to Mr. Comstock for income that we imputed to him during 2015 for the personal use of the Company’s airplane.
(5)	On March 11, 2016, Mr. Comstock died unexpectedly and the Board appointed Mr. McMullen as Chief Executive Officer, succeeding Mr. Comstock effective immediately. Mr. McMullen has also continued performing his existing duties as the Company’s President and Chief Financial Officer and will continue to serve as a member of the Board.

Grants of Plan-Based Awards for the 2015 Fiscal Year

Name	Grant Date	All Other Share Based Awards: Number of Shares(1)	Grant Date Fair Value of Share Awards ($)(2)
Joshua Comstock	3/24/15	500,000	5,820,000
	6/5/2015	216,556	3,269,996

Randall McMullen, Jr.	3/24/15	25,000	291,000
	6/5/2015	124,702	1,883,000

Donald Gawick	3/24/15	25,000	291,000
	6/5/2015	66,225	999,998

James Prestidge, Jr.	3/24/15	25,000	291,000
	6/5/2015	33,113	500,006

Theodore Moore	3/24/15	25,000	291,000
	6/5/2015	48,609	773,996

(1)	This column reflects (a) restricted shares granted in 2015 to each Named Executive Officer under the annual equity incentive bonus component of such Named Executive Officer’s employment agreement (b) the merger success equity bonus granted in 2015 to each Named Executive Officer pursuant to such Named Executive Officer’s employment agreement and (c) MENA Phantom Units granted in 2015 to each Named Executive Officer under the MENA Sub-Plan.
(2)

The amounts in this column represent the aggregate grant date fair value of (a) such restricted share awards, (b) such merger equity success bonuses and (c) such MENA Phantom Units, in each case, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures. Please read Note 5 “Share

Based Compensation” to the consolidated financial statements included in the Company C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 29, 2016, for additional information. As more fully discussed under the heading “Compensation Discussion and Analysis,” these values do not necessarily reflect the value that each Named Executive Officer actually received during the applicable year, and actual values will not be determinable until the awards become vested.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards for the 2014 Fiscal Year Table

Employment Agreements

During 2015, the Company had employment agreements with each of the Named Executive Officers, which set forth the duties of each Named Executive Officer’s position. In order to reflect our transformative increase in scale upon the completion of the Merger, Nabors negotiated new employment agreements with the Named Executive Officers in advance of the March 24, 2015 closing date of the Merger. The material terms of such employment agreements were included in the “say-on-pay” advisory vote and merger-related shareholder voting items approved by Legacy C&J’s stockholders prior to closing of the Merger, and such employment agreements became effective at the closing of the Merger, thereby superseding the existing employment agreements that Legacy C&J had with such individuals.

The employment agreements for each of the Named Executive Officers has a term that commenced on March 24, 2015 and ends on the third anniversary of thereof, with automatic one-year extensions following the expiration of the initial term or any subsequent one-year extension term, provided that neither party provides a notice of non-renewal at least 90 days prior to the applicable extension date. Each employment agreement set forth the Named Executive Officer’s base salary, annual bonus target ranges, and eligibility for various other benefits such as health and welfare benefits and/or retirement opportunities. The employment agreements also provided that each Named Executive Officer was entitled to receive annual equity awards under our equity incentive plans, although the terms and conditions of such awards were to be determined by the Compensation Committee on an individual basis and governed by individual award agreements. For potential severance and change in control benefits under these employment agreements, see the “—Potential Payments upon Termination or Change in Control” section below.

Restricted Share Awards

The restricted share awards granted to the Named Executive Officers during 2015 are subject to forfeiture prior to vesting. These restricted shares awards are subject to the following two-tiered vesting schedule: (1) the restricted shares are first subject to certification by the Compensation Committee of the achievement of positive “EBITDA” (as defined in the award agreement) (the “Performance-Based Vesting Schedule”) in any calendar quarter during the Performance Cycle (as defined in the award agreement); and (2) in addition to satisfaction of the Performance-Based Vesting Schedule, the restricted shares are subject to a time-based vesting schedule such that 1/3 of the restricted shares becomes unrestricted on each of the first, second, and third anniversaries of the date of grant. In the event that a vesting date passes prior to the time that the Performance-Based Vesting Schedule is satisfied, the tranche of restricted shares subject to that particular vesting date will carry forward and be aggregated with the next tranche of restricted shares scheduled to vest on the next vesting date and be eligible to vest on such date, subject to satisfaction of the Performance-Based Vesting Schedule prior to or as of that vesting date. If the Performance-Based Vesting Schedule is not satisfied during the Performance Cycle, all restricted shares shall be forfeited. The restricted share awards are subject to accelerated vesting upon certain terminations of employment as described in greater detail under “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

For purposes of valuing the restricted share awards granted to our Named Executive Officers, we are required to report the grant date fair value of awards under specific accounting principles within the tables included under the headings “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2015 Fiscal Year.” The grant date fair value of each restricted share granted to the Named Executive Officers for 2015 was set at $15.10, which represents the closing price of C&J’s common shares on the NYSE on the grant date for the awards. The accounting valuations, however, may not provide an accurate account of the current settlement value of the outstanding restricted share awards. Thus, the values reported in the “Share Awards” column of the “Summary Compensation Table” for the 2015 restricted share awards are based upon certain accounting requirements and not on the value that each Named Executive Officer actually received during 2015 or may receive in the future with respect to these awards.

All restricted shares held by the Named Executive Officers include the right to receive dividends with respect to the shares subject to the award; however, cash dividends are deferred and paid to the award holder at the same time as, and only to the extent that, the related restricted shares vest, and any share dividends will be subject to the same vesting conditions as the related restricted shares. To date, no such dividends have been paid.

Phantom Equity Awards

On June 4, 2015, each of the Named Executive Officers was granted an equity award in the form of MENA Phantom Units under the MENA Sub-Plan, which is a sub-plan of the C&J LTIP. Each MENA Phantom Unit represents a phantom share in the value appreciation of C&J International Middle East FZCO, a C&J subsidiary, between the date of grant and the earlier to occur of (i) the five year anniversary of the date of grant, and (ii) a change of control (as defined in the MENA Sub-Plan) of C&J International Middle East FZCO or of the Company. Each MENA Phantom Unit will be settled solely in cash at such Phantom Unit Vesting Date and is non-transferable and non-tradable by recipients in advance of the Phantom Unit Vesting Date.

For purposes of valuing the MENA Phantom Unit awards granted to our Named Executive Officers, we are required to report the grant date fair value of awards under specific accounting principles within the tables included under the headings “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2015 Fiscal Year.” The grant date fair value of each MENA Phantom Unit granted to the Named Executive Officers for 2015 was set at $0.00, which was based on the estimated value appreciation of the MENA Business from the time of grant to the five year anniversary of the date of grant. The market value of unvested MENA Phantom Units reported was calculated by incorporating the income approach which is a valuation methodology based on a discounted cash flow model that utilizes present values of cash flows to estimate fair value. Future C&J International Middle East FZCO cash flows were projected based on estimates of projected revenue growth, utilization, gross profit rates, SG&A rates, working capital fluctuations, and capital expenditures. Forecasted cash flows take into account known market conditions at the time of grant, and management’s anticipated business outlook, both of which have been impacted by the sustained decline in commodity prices. A terminal period was used to reflect an estimate of stable, perpetual growth. The terminal period reflects a terminal growth rate of 2.5%, including an estimated inflation factor. The future cash flows were discounted using a market-participant risk-adjusted weighted average cost of capital of 15.0%. These assumptions were derived from unobservable inputs and reflect management’s judgments and assumptions.

Percentage of Salary and Bonus in Comparison to Total Compensation

The amount of salary and bonus that each of the Named Executive Officers received for the 2015 fiscal year in relation to their respective total compensation amounts reported in the “Summary Compensation Table” for such year is as follows:

Name	Salary & Bonus as Percentage of Total Compensation
Joshua Comstock	32%
Randall McMullen, Jr.	36%
Donald Gawick	44%
James Prestidge, Jr.	50%
Theodore Moore	44%

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on the option and restricted share award holdings of the Named Executive Officers as of December 31, 2015. This table includes unexercised options that were vested as of December 31, 2015, as well as unvested options and restricted shares. The vesting dates for each award are shown in the accompanying footnotes. Outstanding equity awards held immediately prior to the Merger continue, following the Merger, to remain outstanding under the C&J LTIP, as adjusted on a one-to-one basis to reflect the Merger, and otherwise remain subject to the original terms and conditions applicable to such awards.

	Option Awards					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(6)
Joshua Comstock	525,000	(1)	—	1.43	11/01/2016
	105,000	(1)	—	1.43	11/11/2018
	17,500	(1)	—	10.00	12/23/2020
	1,662,468	(2)	—	10.00	12/23/2020
	275,000	(3)	—	29.00	7/28/2021
	29,583	(4)	—	18.89	6/19/2022
						46,011	(7)	219,012
						88,116	(8)	419,432
						500,000	(9)	2,380,000
						216,556	(10)	1,030,807
						75,000	(11)	0	(11)

Randall McMullen, Jr.	17,500	(1)	—	10.00	12/23/2020
	1,187,477	(2)	—	10.00	12/23/2020
	200,000	(3)	—	29.00	7/28/2021
	17,034	(4)	—	18.89	6/19/2022
						26,495	(7)	126,116
						50,741	(8)	241,527
						25,000	(9)	119,000
						124,702	(10)	593,582
						50,000	(11)	0	(11)

Donald Gawick	3,167	(4)	—	18.89	6/19/2022
						10,032	(7)	47,752
						26,946	(8)	128,263
						25,000	(9)	119,000
						66,225	(10)	315,231
						40,000	(11)	0	(11)

James Prestidge, Jr.	—		—	—	—	13,473	(8)	64,131
						25,000	(9)	119,000
						33,113	(10)	157,618
						37,500	(11)	0	(11)

Theodore Moore	40,000	(5)	—	10.00	2/01/2021
	100,000	(3)	—	29.00	7/28/2021
	6,610	(4)	—	18.89	6/19/2022
						10,328	(7)	49,161
						19,779	(8)	94,148
						25,000	(9)	119,000
						48,609	(10)	231,379
						50,000	(11)	0	(11)

(1)	Each of these options was granted from Legacy C&J’s 2006 Stock Option Plan and became fully vested on December 23, 2010.
(2)	Each of these options was granted from Legacy C&J’s 2010 Stock Option Plan on December 23, 2010 and vested in equal one third installments on each of December 23, 2011, December 23, 2012 and December 23, 2013.
(3)	Each of these options was granted from Legacy C&J’s 2010 Stock Option Plan and vested in equal one third installments on each of July 28, 2012, July 28, 2013 and July 28, 2014.
(4)	Each of these options was granted from the C&J 2012 LTIP and vests in equal one third installments subject to continued employment by the option holder on the applicable vesting dates. The first tranche vested on June 19, 2013, the second tranche vested on June 19, 2014 and the last tranche vested following the end of the 2014 year on June 19, 2015.
(5)	Each of these options was granted from Legacy C&J’s 2010 Stock Option Plan and vested in equal one third installments on each of February 1, 2012, February 1, 2013 and February 1, 2014.
(6)	The market value of the restricted share awards was calculated by multiplying the applicable number of restricted shares outstanding as of December 31, 2015 by $4.76, which was the closing price of Legacy C&J’s common shares on December 31, 2015.
(7)	Each of these restricted share awards was granted from the C&J 2012 LTIP and vests in equal one third installments subject to continued employment by the award holder on the applicable vesting dates. The first tranche vested on February 11, 2014, the second tranche vested on February 11, 2015, and the remaining tranche vested following the end of the 2015 year on February 11, 2016.
(8)	Each of these restricted share awards was granted from the C&J 2012 LTIP and vests in equal one third installments subject to continued employment by the award holder on the applicable vesting dates. The first tranche vested on February 11, 2015, the second tranche vested following the end of the 2015 year on February 11, 2016, and the remaining tranche will vest on February 11, 2017.
(9)	Each of these restricted share awards was granted from the C&J LTIP and vests subject to the following two-tiered vesting schedule: (1) the restricted shares are first subject to certification by the Compensation Committee of the achievement of positive “EBITDA” (as defined in the award agreement) (the “Performance-Based Vesting Schedule”) in any calendar quarter during the period beginning on April 1, 2015 and ending on December 31, 2017; and (2) in addition to satisfaction of the Performance-Based Vesting Schedule, the restricted shares are subject to a time-based vesting schedule such that 1/3 of the restricted shares becomes unrestricted on each of the first, second, and third anniversaries of the date of grant. In the event that a vesting date passes prior to the time that the Performance-Based Vesting Schedule is satisfied, the tranche of restricted shares subject to that particular vesting date will carry forward and be aggregated with the next tranche of restricted shares scheduled to vest on the next vesting date and be eligible to vest on such date, subject to satisfaction of the Performance-Based Vesting Schedule prior to or as of that vesting date.
(10)	Each of these restricted share awards was granted from the C&J LTIP and vests subject to the following two-tiered vesting schedule: (1) the restricted shares are first subject to certification by the Compensation Committee of the achievement of positive “EBITDA” (as defined in the award agreement) (the “Performance-Based Vesting Schedule”) in any calendar quarter during the period beginning on July 1, 2015 and ending on December 31, 2017; and (2) in addition to satisfaction of the Performance-Based Vesting Schedule, the restricted shares are subject to a time-based vesting schedule such that 1/3 of the restricted shares becomes unrestricted on each of the first, second, and third anniversaries of the date of grant. In the event that a vesting date passes prior to the time that the Performance-Based Vesting Schedule is satisfied, the tranche of restricted shares subject to that particular vesting date will carry forward and be aggregated with the next tranche of restricted shares scheduled to vest on the next vesting date and be eligible to vest on such date, subject to satisfaction of the Performance-Based Vesting Schedule prior to or as of that vesting date.
(11)

Each of these MENA Phantom Unit awards was granted under the MENA Sub-Plan and vest upon the earlier to occur of (i) the five year anniversary of the date of grant, and (ii) a change of control (as defined in the MENA Sub-Plan) of C&J International Middle East FZCO or of the Company. The market value of unvested MENA Phantom Units was determined to be $0 as of December 31, 2015. The value of a MENA Phantom Unit is generally based upon the appreciation in the value of a share in our subsidiary, C&J International Middle East FZCO, following the grant of the award. The value reported in the table above was calculated by incorporating the income approach which is a valuation methodology based on a discounted cash flow model that utilizes present values of cash flows to estimate fair value. Future C&J International Middle East FZCO cash flows were projected based on estimates of projected revenue growth, utilization, gross profit rates, SG&A rates, working capital fluctuations, and capital expenditures. Forecasted cash flows take into account known market conditions as of December 31, 2015, and management’s anticipated business outlook, both of which have been impacted by the sustained decline in commodity prices. A terminal period was used to reflect an estimate of stable, perpetual growth. The terminal period reflects a terminal growth rate of 2.5%, including an estimated inflation factor. The future cash flows were discounted using a market-participant risk-adjusted weighted average cost of capital of 15.0%. These assumptions were derived from unobservable inputs and reflect management’s judgments and assumptions.

Option Exercises and Shares Vested in the 2015 Fiscal Year

The following table presents information regarding the exercise of options and the vesting of restricted share awards held by the Named Executive Officers during 2015.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joshua Comstock	—	—	141,999	1,738,437
Randall McMullen, Jr.	111,000	351,870	81,767	1,001,038
Donald Gawick	—	—	29,064	344,968
James Prestidge, Jr.	—	—	19,230	219,251
Theodore Moore	—	—	31,821	389,499

(1)	This amount was calculated as the difference in the exercise price of the options ($1.43) and the market price of Legacy C&J’s common shares on the date of exercise ($4.60), multiplied by the number of options exercised.
(2)	This amount was calculated based on the market price of C&J’s common shares on the applicable vesting date, multiplied by the number of restricted shares that vested on that date. For awards vesting on February 11, 2015, the price was $11.46; for awards vesting on April 4, 2015, the price was $11.37 (which was the closing price on April 2, 2015, as April 4, 2015 was not a trading day); and for awards vesting on June 19, 2015, the price was $13.60.

Pension Benefits

While we provide our employees with the opportunity to participate in the 401(k) Plan, we do not currently maintain a defined benefit pension plan. Please read “Compensation Discussion and Analysis—Components of 2015 Compensation of our Named Executive Officers—Other Benefits and Perquisites.”

Nonqualified Deferred Compensation

We do not provide a nonqualified deferred compensation plan for our employees, including our Named Executive Officers, at this time.

Potential Payments Upon Termination or Change in Control

The following discussion and table reflect the payments and benefits that each of the Named Executive Officers would have been eligible to receive in the event of certain terminations or a change in control, assuming that each such termination or change in control event occurred on December 31, 2015. As a result, the payments and benefits disclosed represent what would have been due and payable to the Named Executive Officers under the applicable agreements and plans in existence between the Named Executive Officers and C&J as of December 31, 2015.

Employment Agreements in effect as of December 31, 2015

The employment agreements between C&J and the Named Executive Officers that existed as of December 31, 2015 contained the following severance provisions upon qualifying terminations of employment:

If we terminate the employment of a Named Executive Officer for cause, or if such an executive resigns without good reason (each as defined in the applicable agreement), then the executive will be eligible to receive: (i) to the extent unpaid, the sum of the executive’s base salary earned through the date of termination and any accrued, unused vacation pay earned by executive (the “Accrued Obligation”) and (ii) unreimbursed business expenses.

If we terminate the employment of a Named Executive Officer other than for cause, death or permanent disability (as defined in the applicable agreement), or if such an executive resigns for good reason, in each case, outside of the Protected Period (as defined below), then the executive will be eligible to receive: (i) the Accrued Obligation and any unreimbursed business expenses, (ii) subject to satisfaction of any applicable performance targets, any of the executive’s unpaid bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement), and (iii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the applicable agreement, (a) payment of the annual bonus for the calendar year in which the termination occurs (based on actual results and payable at the time bonuses are paid to active executives), (b) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code shall be paid based on actual performance), with any unexercised options remaining exercisable for their full term, (c) a lump sum payment in an amount equal to two times the sum of (1) the executive’s annualized base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (d) a lump sum payment in an amount equal to all Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), premiums that would be payable for the 18 month period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire 18 month period).

If we terminate the employment of a Named Executive Officer other than for cause, such an executive resigns upon the expiration of the term of the employment agreement following our election not to extend the term or such an executive resigns for good reason, in each case, during the Protected Period in connection with a change of control (as defined in the applicable agreement and which, for the avoidance of doubt, does not include the Merger), then the executive will be eligible to receive (in lieu of the ordinary severance payments and benefits described above): (i) the Accrued Obligation and any unreimbursed business expenses, (ii) subject to satisfaction of any applicable performance targets, payment of the executive’s unpaid bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement), and (iii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the agreement, (a) payment of the annual bonus for the calendar year in which the termination occurs at the target level, (b) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code shall be paid based on target performance), with any unexercised options remaining exercisable for their full term, (c) a lump sum payment in an amount equal to three times the sum of (1) the executive’s base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (d) a lump sum payment in an amount equal to all COBRA premiums that would be payable for the three-year period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three-year period).

If we terminate the employment of a Named Executive Officer other than for cause, such an executive resigns upon the expiration of the term of the employment agreement following our election not to extend the term or such an executive resigns for good reason, in each case, during the Protected Period in connection with an unapproved change of control (as defined in the applicable agreement), then the executive will be eligible to receive (in lieu of the ordinary and change of control severance payments and benefits described above): (i) the Accrued Obligation and any unreimbursed business expenses, (ii) subject to satisfaction of any applicable performance targets, payment of the executive’s unpaid bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement), and (iii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the agreement, (a) payment of the annual bonus for the calendar year in which the termination occurs at the target level, (b) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code shall be paid based on target performance), with any unexercised options remaining exercisable for their full term, (c) a lump sum payment in an amount equal to all COBRA premiums that would be payable for the three-year period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three-year period), (d) a lump sum payment in an amount equal to four and one-half times the sum of (1) the executive’s annualized base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (e) a lump sum payment in an amount equal to three times the annual value of the executive’s perquisites (including, but not limited to, the executive’s car allowance).

Under the employment agreements, “Protected Period” means the period beginning thirty (30) days prior to the effective date of a change of control or unapproved change of control, as applicable, and ending on the two (2) year anniversary of the effective date of such change of control or unapproved change of control.

If the employment of a Named Executive Officer is terminated by reason of death or permanent disability, then the executive will be eligible to receive: (i) the Accrued Obligation and any unreimbursed business expenses, (ii) subject to satisfaction of any applicable performance targets, any of the executive’s unpaid bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement), (iii) payment of the annual bonus for the calendar year in which the termination occurs (based on actual results and payable at the time bonuses are paid to active executives), (iv) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code shall be paid based on target performance), with any unexercised options remaining exercisable for their full term, and (v) the timely payment or provision of any and all benefit obligations provided under Section 3.4 of the employment agreements (which includes, but is not limited to, employee benefits, sick-leave benefits, disability insurance and paid vacation), which under their terms are available in the event of the executive’s death or permanent disability.

The employment agreements also contain standard confidentiality and nondisclosure provisions. In the event that the Named Executive Officers’ employment is terminated for any reason, they will be subject to non-solicitation and non-competition restrictions for a period of two years (unless the termination is in connection with a change in control (unapproved or not), in which case the restricted period will be one year).

Equity Award Agreements

Each of our Named Executive Officers received awards of restricted shares and options from Legacy C&J during 2015 and in prior years. Outstanding Legacy C&J equity awards held immediately prior to the Merger continue, following the Merger, to remain outstanding under the C&J LTIP, as adjusted on a one-to-one basis to reflect the Merger, and otherwise remain subject to the original terms and conditions applicable to such awards. Thus, the following discussion of the form restricted share and option award agreements that governed the outstanding awards held by our Named Executive Officers as of December 31, 2015 continues to be generally applicable to the continuation of such awards under the C&J LTIP.

Our form agreements for awards granted to the Named Executive Officers under the C&J 2012 LTIP and under the C&J LTIP take into account that each Named Executive Officer is also a party to an employment agreement with us. To the extent that the employment agreement includes provisions that govern the treatment of equity awards (whether in the case of a termination of service or a change of control or otherwise), the provisions of the employment agreement will supersede the terms of our form award agreements and govern the treatment of such equity awards. To the extent the employment agreement does not include such provisions, the provisions of each applicable award agreement will govern.

Each of our Named Executive Officers also received phantom awards under the MENA Sub-Plan in 2015. In the event that a change of control occurs under the MENA Sub-Plan, the MENA Phantom Units will receive full acceleration. The MENA Sub-Plan includes two “single trigger” definitions of a change in control that would trigger the accelerated vesting of awards. The first definition is the same change in control definition that is included within the C&J LTIP. The second definition is focused on a change in control of C&J International Middle East FZCO (the “Subsidiary”), and generally includes any of the following events: (i) any person or group, other than the shareholders of the Subsidiary or an affiliate of the Subsidiary, becomes the owner of 50% or more of the voting power of the Subsidiary’s voting securities; (iii) the Subsidiary’s shareholders approve a complete liquidation; (iii) the sale of all or substantially all of the Subsidiary’s assets; (iv) the Subsidiary’s majority shareholder as of the effective date of the MENA Sub-Plan ceases to be the majority shareholder; or (v) any other event that is specified as a change in control event within the award agreement granting awards under the MENA Sub-Plan.

Potential Payments Upon Termination or Change in Control Table

The following table quantifies the amounts that each of our Named Executive Officers would have been eligible to receive under the terms of the respective employment agreements in effect during 2015 upon certain terminations, assuming that such an event occurred on December 31, 2015. These amounts could not be determined with any certainty outside of the occurrence of an actual termination. The value of any accelerated equity vesting upon a hypothetical termination is based on the market value of C&J’s common shares on December 31, 2015, which was $4.76 per share. With respect to outstanding options held by our Named Executive Officers as of December 31, 2015 that had exercise prices above $4.76, the table below does not include any amounts in respect of the acceleration of vesting of such options that were unvested as of December 31, 2015. There is no value associated with the potential acceleration of the MENA Phantom Units in the table below due to their $0 value as of December 31, 2015, although if there was value to report, we would include a separate column below to reflect the amount of potential payments that could be received upon a change in control without a termination of employment. We have also assumed for purposes of the table below that all Accrued Obligations and other similar expenses were paid current as of December 31, 2015, therefore there are no amounts reported under a “for cause” or “resignation without good reason” termination scenario. With respect to a termination due to death or disability, we have assumed that all amounts due to an executive from Section 3.4 of the agreements have been paid current or equal $0 as of December 31, 2015. Any actual payments that may be made pursuant to the agreements described above are dependent on various factors, which may or may not exist at the time the Named Executive Officer is actually terminated. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Name and Principal Position	Without Cause or For Good Reason Termination, Outside of a Change in Control ($)	Without Cause or For Good Reason Termination, or Non- Renewal by us, in Connection with Change in Control ($)	Without Cause or For Good Reason Termination, or Non- Renewal by us, in Connection with Unapproved Change in Control	Termination Due to Death or Disability ($)
Joshua Comstock(3)
Chairman of the Board and Chief Executive Officer
Severance (Multiple of Salary and Target Bonus)	6,600,000	9,900,000	14,850,000	—
Bonus(1)	0	2,200,000	2,200,000	0
Continued Medical	24,294	48,588	48,588	—
Accelerated Equity(2)	4,049,251	4,049,251	4,049,251	4,049,251
Value of Perquisites	—	—	149,647	—
Total	10,673,545	16,197,839	21,297,486	4,049,251

Randall McMullen, Jr.
President, Chief Financial Officer, Treasurer and Director
Severance (Multiple of Salary and Target Bonus)	3,900,000	5,850,000	8,775,000	—
Bonus(1)	0	1,300,000	1,300,000	0
Continued Medical	24,294	48,588	48,588	—
Accelerated Equity(2)	1,080,225	1,080,225	1,080,225	1,080,225
Value of Perquisites	—	—	29,260	—
Total	5,004,519	8,278,813	11,233,073	1,080,225

Donald Gawick
Chief Operating Officer
Severance (Multiple of Salary and Target Bonus)	3,300,000	4,950,000	7,425,000	—
Bonus(1)	0	1,100,000	1,100,000	0
Continued Medical	17,603	35,205	35,205	—
Accelerated Equity(2)	610,246	610,246	610,246	610,246
Value of Perquisites	—	—	25,125	—
Total	3,927,849		9,195,576	610,246

Name and Principal Position	Without Cause or For Good Reason Termination, Outside of a Change in Control ($)	Without Cause or For Good Reason Termination, or Non- Renewal by us, in Connection with Change in Control ($)	Without Cause or For Good Reason Termination, or Non- Renewal by us, in Connection with Unapproved Change in Control	Termination Due to Death or Disability ($)
James Prestidge, Jr.
Chief Strategy Officer
Severance (Multiple of Salary and Target Bonus)	2,700,000	4,050,000	6,075,000	—
Bonus(1)	0	900,000	900,000	0
Continued Medical	24,294	48,588	48,588	—
Accelerated Equity(2)	340,749	340,749	340,749	340,749
Value of Perquisites	—	—	29,473	—
Total	3,065,043		7,393,810	340,749

Theodore Moore
Executive Vice President, General Counsel and Chief Risk Officer
Severance (Multiple of Salary and Target Bonus)	2,700,000	4,050,000	6,075,000	—
Bonus(1)	0	900,000	900,000	0
Continued Medical	24,294	48,588	48,588	—
Accelerated Equity(2)	493,688	493,688	493,688	493,688
Value of Perquisites	—	—	29,004	—
Total	3,127,982	5,492,276	7,546,280	493,688

(1)	With respect to the Bonus row, the Named Executive Officers would receive the actual bonus for the year of termination for a Without Cause or For Good Reason Termination Outside of a Change in Control, or for a Termination Due to Death or Disability. Bonus amounts were $0 for the 2015 year. The Named Executive Officers would receive the target bonus amount for the year of termination for a Without Cause or For Good Reason Termination or Non-Renewal by us in Connection with a Change in Control or an Unapproved Change in Control. While the employment agreements provide for a range of 200% to 300% of base salary, for purposes of this table we have assumed that each executive’s target was 200% of his 2015 base salary.
(2)	Equity awards that are subject to Section 162(m) of the Code will be accelerated at actual performance levels in the event that the Named Executive Officer is terminated “Without Cause or For Good Reason Termination Outside of a Change in Control”. The restricted share awards granted in 2015 to the Named Executive Officers are subject to Section 162(m) and as of December 31, 2015, the performance target applicable to such awards had been achieved. As a result, for such termination scenario, we have provided actual amounts for purposes of this table. Section 162(m) awards would accelerate at target levels in all other termination scenarios.
(3)	Although Mr. Comstock passed away in March 2016, the SEC’s disclosure rules require us to provide his hypothetical payments under all potential scenarios as of December 31, 2015. As a result of his death, the vesting of all outstanding restricted shares was accelerated as of March 11, 2016, which represents a value of $1,300,650 based on the $1.71 closing price of C&J’s common shares on the vesting date multiplied by 760,614 restricted shares that vested on that date. The MENA Phantom Units have not accreted any value as of December 31, 2015 and no amounts were paid with respect to this award.

DIRECTOR COMPENSATION

Annual compensation for our non-employee directors is comprised of cash and equity-based compensation. However, employee-directors do not receive additional compensation for their services as directors. Accordingly, all compensation that Messrs. Comstock and McMullen received for their services to us during 2015 as employees is described under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our Company. Since 2012, cash compensation paid to our non-employee directors has consisted of an annual retainer of $50,000, a fee of $1,500 per board meeting attended in person or telephonically, and a fee of $1,500 per committee meeting attended in person or telephonically if held on a day different than the day of a full board meeting. Non-employee directors also receive cash compensation for serving as the chairman of a committee: our Audit Committee Chairman receives an annual fee of $15,000, while our Nominating & Governance Committee Chairman and our Compensation Committee Chairman each receive an annual fee of $10,000. We also reimburse our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings.

Equity awards are granted to our non-employee directors on an annual basis. Annual equity awards are targeted at $120,000. The Compensation Committee determines the schedule by which any such award will vest and whether any other applicable transfer restrictions are appropriate. During 2015, the non-employee directors each received awards of common shares that were fully vested at the time of grant, but subject to certain restrictions on sale and transfer that will lift in equal one-third installments on each of the first, second and third anniversaries of the grant date, with automatic accelerated lapse of those restrictions upon the resignation or non-election of such director to the Board.

We maintain non-employee director share ownership guidelines that require each of our non-employee directors to maintain share ownership in us with a value of at least 1.5 times the notional value of the annual equity grant to non-employee directors. To count towards this 1.5 times the notional value requirement, non-employee directors must own shares free and clear, with unexercised options and unvested restricted shares not counted. Non-employee directors are given five years to meet this requirement. In addition, once a non-employee director has met the requirement, if the value of the shares held by such non-employee director falls below the required ownership level due to a decrease in the trading price of our shares, such non-employee director shall have two years to remedy such shortfall.

The following table discloses the cash, equity awards and other compensation earned by and/or awarded to each of our non-employee directors in 2015.

Name	Fees Earned in Cash ($)	Share Awards ($)(1)	Total ($)
Sheldon Erikson	53,000	120,000	173,000
William Restrepo	57,500	120,000	177,500
Michael Roemer	78,500	120,000	198,500
H. H. Wommack	83,500	120,000	203,500
Darren Friedman(2)	19,500	—	19,500
Adrianna Ma(2)	13,500	—	13,500
C. James Stewart, III(2)	13,500	—	13,500

(1)

The grant date fair value of the common shares is based on the closing price of our common shares on the NYSE on the date of grant, in accordance with FASB ASC Topic 718. Please read Note 5 “Share Based Compensation” to the consolidated financial statements included in the Company C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 29, 2016, for additional information. As of December 31, 2015, none of the non-employee directors held any unvested share awards, and each of Messrs. Roemer and Wommack had 3,667 non-qualified stock options outstanding, all of which are fully vested.
(2)	Ms. Ma and Messrs. Friedman and Stewart did not continue to serve as directors following the completion of the Merger.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (herein so called) is appointed by the Board of Directors (the “Board”) of C&J Energy Services Ltd. (the “Company”) to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the independence, qualifications and performance of the Company’s independent registered public accounting firm; (3) the effectiveness and performance of C&J’s internal audit function; and (4) other matters as set forth in the charter of the Audit Committee, which was approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and its financial reporting processes, including the systems of internal controls and disclosure controls and procedures. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2015. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted by the Audit Committee of the Board of Directors of C&J Energy Services Ltd.,

Michael Roemer (Chairman)

H. H. Wommack

James Trimble

PROPOSALS TO BE VOTED ON BY SHAREHOLDERS

Proposal 1—Election of Directors

General

The Board of Directors is divided into three classes. Directors for each class were initially appointed in connection with the closing of the Merger, and will be elected by class, for three-year terms, on an ongoing basis. During the Standstill Period, Nabors has the right to designate three members of the Board who, subject to the approval of the Nominating & Governance Committee, will be included in the Board’s slate of director nominees and, upon the resignation, death or other inability to serve of any director, to designate such director’s successor. Messrs. Erikson, Restrepo and Trimble have each been designated to serve on the Board by Nabors.

Based on the recommendations from our Nominating & Governance Committee, our Board has nominated Messrs. Randall McMullen, Jr. and Sheldon Erikson for re-election as Class I directors to serve until the 2019 Annual General Meeting of Shareholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. Each director nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on our Board if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. Shareholders may not cumulate their votes in the election of our directors.

Set forth below is background information with respect to our two Class I director nominees and our current directors and their respective classes, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve as directors. There are no family relationships among any of our director nominees or executive officers. See “Share Ownership Information—Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.

The following table sets forth the names and ages of our director nominees, the year they first became a director and the positions they hold with the Company as of March 31, 2016:

Directors and Director Nominees	Position and Offices	Director Since	Age
Randall McMullen, Jr.	Chief Executive Officer, President, Chief Financial Officer and Director Nominee, Class I	August 2005	40
Sheldon Erikson	Director Nominee, Class I	June 2015	74
Michael Roemer	Director, Class II	December 2010	57
James Trimble	Director, Class II	March 2016	67
William Restrepo	Director, Class III	March 2015	56
H. H. Wommack	Director, Class III	December 2010	60

Our Board believes that each director and director nominee is highly qualified to serve as a member of our Board and that, through their varying backgrounds, these individuals bring a wealth of experiences and new ideas to our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions in major enterprises. All of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Each director also contributes intangible qualities such as critical thinking, industry knowledge, and historical knowledge of our business that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company.

Director Biographies

Described below are the principal occupations and positions and directorships for at least the past five years of our current directors and director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that each of our directors should serve on the Board.

Randall McMullen, Jr. Director, Class I

Mr. McMullen has served as our Chief Executive Officer since March 2016, President since October 2012, and as our Chief Financial Officer and a member of our Board of Directors since joining us in August 2005. Prior to joining C&J, Mr. McMullen held various positions with Credit Suisse First Boston, the GulfStar Group and Growth Capital Partners. Mr. McMullen graduated magna cum laude from Texas A&M University with a B.B.A. in Finance.

During Mr. McMullen’s tenure with us, we have grown rapidly. Mr. McMullen’s financial and investment banking expertise have been invaluable to us in our efforts to continue our growth through raising additional capital, and he is also extensively involved in our operations.

We believe that Mr. McMullen’s important role in the history and management of our Company and his leadership and business skills, including his current position as our Chief Executive Officer, President and Chief Financial Officer, support the conclusion that he should serve as one of our directors.

Sheldon Erikson Director, Class I

Mr. Erikson became a director of the Company on June 4, 2015. Mr. Erikson was President and Chief Executive Officer of Cameron International Corp. (“Cameron”), a provider of flow equipment products, systems and services to worldwide oil and gas industries, from 1995 through the transition to Cameron’s current President and Chief Executive Officer on April 1, 2008, and also served as Chairman of the Board of Cameron from 1996 to May 2011. Under Mr. Erikson’s leadership, guidance and direction, Cameron grew from a company with annual revenues of $1.14 billion to one with $6.135 billion when Mr. Erikson retired in 2008. Prior to assuming his leadership role with Cameron, Mr. Erikson had a long and distinguished career in the energy and manufacturing sectors. He was Chairman of the Board, President and Chief Executive Officer of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company.

Mr. Erikson currently serves as a director of Endeavour International Corporation (May 2013 through present), an oil and gas exploration and production company, and Frank’s International N.V. (May 2013 through present), an oilfield services company. Additionally, he is currently a General Partner of Red Rock Interests, a private company. In addition to serving as a director of Cameron from May 2014 through May 2015, having previously served as Chairman of the Board of Cameron from 1996 to May 2011, Mr. Erikson’s prior board experience includes serving as a director of Rockweed Holdings, Inc., a company in the specialty chemicals and advanced material’s business; Triton Energy Company, an oil and gas exploration and production company; Spinnaker Exploration Company, an oil and gas exploration and production company; Layne Christensen Co., a provider of services and related products for the water, mineral and energy markets; and NCI Building Systems, a provider of products and services for the construction industry. He also served on the boards of the National Petroleum Council, American Petroleum Institute, National

Ocean Industries Association and the Petroleum Equipment Suppliers Association, of which he is a past chairman. Mr. Erikson also serves in positions of leadership in various charitable and non-profit organizations, including the Texas Heart Institute. Mr. Erikson has an M.B.A. from the Harvard Graduate School of Business Administration and studied engineering and economics at the University of Illinois.

Mr. Erikson’s extensive executive-level management experience and proven leadership and business capabilities in the oil and gas industry support the conclusion that he should serve as one of our directors.

Michael Roemer Director, Class II

Mr. Roemer became a director of the Company upon the consummation of the Merger on March 24, 2015. Mr. Roemer has served as a member of C&J’s board of directors since December 2010. Mr. Roemer previously served as the Chief Financial Officer of HKW, a private equity group, and as a partner in several affiliate funds of HKW from 2000 until January 2012. Upon his retirement from HKW, Mr. Roemer founded Roemer Financial Consulting, through which he provides financial accounting advice. Prior to joining HKW, Mr. Roemer served as a shareholder and Vice President of Flackman, Goodman & Potter, P.A., a certified public accounting firm, from 1988 to 2000. Mr. Roemer is a licensed CPA with over 30 years’ experience, and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Roemer received his B.S. in Accounting from the University of Rhode Island.

Mr. Roemer was selected as a director because of his extensive background in public accounting and knowledge of generally accepted accounting principles, combined with his subsequent experience as the chief financial officer of a private equity firm and his vast experience in financial and accounting matters.

James Trimble Director, Class II	Mr. Trimble is currently the principal / owner of Tanda Resources LLC, a privately owned company he began in January 2015 that is involved in oil and gas investments and advisory services located in Houston, Texas. He previously served as the Chief Executive Officer and President of Petroleum Development Corporation (NASDQ:PDCE)(“PDC Energy”) from June 2011 through June 2014, and continued to serve as PDC Energy’s Chief Executive Officer through December of 2014, as well as serving as a member of PDC Energy’s Board of Directors. Mr. Trimble was an officer of PDC Energy in September 2013, when each of twelve partnerships for which PDC Energy was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division. In January 2005, Mr. Trimble founded Grand Gulf Energy Company LLC, a privately held exploration and development company that, in 2006, merged with Alto Energy International Limited, an Australian public company traded on the Australian Exchange (ASX:AOI), and subsequently changed its name to Grand Gulf Energy, Limited (ASX: GGE) (“Grand Gulf”). From 2005 until November 2010, Mr. Trimble served as Managing Director of Grand Gulf and as President and Chief Executive Officer of Grand Gulf’s U.S. subsidiary, Grand Gulf Energy Company LLC. Prior to Grand Gulf, from June 2002 thru December 2004, Mr. Trimble served as President and Chief Executive Officer and Chairman of the Board of TexCal Energy LLC (formerly Tri-Union Development Corporation), a small-cap private company with public high yield debt. Mr. Trimble successfully directed the company through a Chapter 11 bankruptcy process in less than a year, preserving value for the company’s creditors and restoring the company’s exploration and production activities. From July 2000 to December 2001, Mr. Trimble served as President and a member of the Board of Directors of Elysium Energy L.L.C., a privately held, small-cap exploration and production company. In November 2001, Elysium Energy was successfully merged into a public company. Prior thereto, from 1983 to 2000, Mr. Trimble was Senior Vice President of Exploration and Production for Cabot Oil and Gas (NYSE: COG).

Mr. Trimble’s broad oil and gas industry executive management experience, and his knowledge of current developments and best practices in the industry, will be valuable to the Company and support the conclusion that he should serve as one of our directors.

William Restrepo Director, Class III

Mr. Restrepo became a director of the Company upon the consummation of the Merger on March 24, 2015. Mr. Restrepo has served as Chief Financial Officer of Nabors since March 2014. Prior to joining Nabors Mr. Restrepo served as CFO of Pacific Drilling S.A. from 2011 to 2014. From 2005 to 2010, he served as CFO at Seitel, Inc. and at Smith International until its acquisition by Schlumberger Ltd. (“Schlumberger”). Prior to that position, Mr. Restrepo spent 20 years with Schlumberger in various senior financial and operational positions, including operational responsibility for all product lines in the Continental Europe and the Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international postings in Europe, South America and Asia. Mr. Restrepo was designated as a “Nabors Selected Director” upon completion of the Merger, in accordance with Bye-Law 37.4 of the Company. Mr. Restrepo holds bachelor’s degrees in Economics and Civil Engineering, respectively, from Cornell University and the University of Miami. He also earned an M.B.A. from Cornell University.

Mr. Restrepo’s experience in global finance and accounting as well as the treasury, tax, risk management and internal audit groups of Nabors, and his extensive portfolio of proven domestic and international capabilities in corporate finance, financial accounting, internal audit, tax, operations and mergers and acquisitions, as well as planning and analysis, support the conclusion that he should serve as one of our directors.

H.H. Wommack Director, Class III

Mr. Wommack became a director of the Company upon the consummation of the Merger on March 24, 2015. Mr. Wommack has served as a member of C&J’s board of directors since December 2010. Mr. Wommack is currently the Chairman, President and Chief Executive Officer of Saber Oil and Gas Ventures, LLC, an oil and gas company that focuses on acquisition and exploitation efforts in the Permian Basin of West Texas and Southeast New Mexico. Mr. Wommack has served in this position since August 2008. Mr. Wommack also serves as the Chairman of Cibolo Creek Partners, LLC, which specializes in commercial real estate investments, a position he has held since January 1993, and as the Chairman of Globe Energy Services, LLC, an energy services company in the Permian Basin, a position he has held since May 2011. Prior to his current positions, Mr. Wommack was Chairman, President and Chief Executive Officer of Southwest Royalties, Inc. from August 1983 to August 2004 and Saber Resources from July 2004 until August 2008. Additionally, Mr. Wommack was the founder, Chairman and Chief Executive Officer of Basic Energy Services (formerly Sierra Well Services, Inc.), and following its initial public offering, Mr. Wommack continued to serve on the board of directors of Basic Energy Services through June 2009. Mr. Wommack graduated with a B.A. from the University of North Carolina, Chapel Hill, and earned a J.D. from the University of Texas.

Mr. Wommack’s extensive executive-level management experience and proven leadership and business capabilities in the oil and gas industry support the conclusion that he should serve as one of our directors. Additionally, Mr. Wommack’s knowledge and experience from serving as chairman and chief executive officer of a company that went through an initial public offering adds a unique and valuable perspective to us as a newly public company.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE DESIGNATED NOMINEES FOR DIRECTOR LISTED ABOVE.

Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Exchange Act requires us to provide an advisory shareholder vote to approve the compensation of our Named Executive Officers, as such compensation is disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC. Accordingly, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including under the headings “Compensation Discussion and Analysis” and “Executive Compensation.” This advisory vote is not intended to address any specific item of compensation, but rather our overall compensation principles, policies and practices, and the compensation of our Named Executive Officers for fiscal year 2015.

As discussed more fully under the heading “Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee believes that our Named Executive Officers should be compensated commensurate with their success in maintaining the growth and high level of performance necessary for the Company to produce ongoing and sustained growth in value for our shareholders. We have a comprehensive executive compensation program that is designed to link our executive officers’ compensation as closely as possible with our performance while also aligning our executive officers’ interests with those of our shareholders. We continually monitor our executive compensation program and modify it as needed to strengthen the link between compensation and performance and to maintain our competitive position within the oil and gas service industry with respect to the search for and retention of highly capable executive personnel. We encourage shareholders to read the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Executive Compensation,” including the compensation tables and accompanying narrative disclosures, which discuss in greater detail the compensation of our Named Executive Officers, the Company’s compensation philosophy and the factors that the Compensation Committee considered in making compensation decisions.

Based on the above, we request that you indicate your support for our executive compensation practices by voting in favor of the following resolution:

“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation of C&J Energy Services Ltd.’s Named Executive Officers, as disclosed in the Proxy Statement for C&J Energy Services Ltd.’s 2016 Annual General Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the disclosure contained in “Compensation Discussion and Analysis,” “Executive Compensation” and the compensation tables and other narrative executive compensation disclosures contained therein.”

This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board of Directors. However, because we value the views of our shareholders, our Compensation Committee, which is comprised solely of independent directors and is responsible for, among other things, designing and administering the Company’s executive compensation program, will carefully consider the results of this advisory vote, along with all other expressions of shareholder views it receives on specific policies and desirable actions, when considering future decisions with respect to executive compensation.

OUR BOARD RECOMMENDS A VOTE “FOR”

THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Proposal 3—Advisory Vote on the Frequency of Executive Compensation Advisory Votes

In addition to the advisory vote to approve Named Executive Officer compensation, our shareholders are entitled to cast a non-binding advisory vote on how frequently we should seek an advisory “Say on Pay” vote, such as Proposal 2 included in this Proxy Statement, on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on Proposal 3, shareholders may indicate whether the advisory “Say on Pay” vote should occur every three years, every two years or every year. After careful consideration of this Proposal 3, our Board has determined that an advisory vote to approve Named Executive Officer compensation that occurs on an annual basis is the most appropriate alternative for our Company, and therefore our Board recommends that our shareholders support a frequency period of every year for the advisory vote to approve Named Executive Officer compensation.

Our Board believes that this vote should be conducted each year so that our shareholders may provide us with direct and timely input on our executive compensation program. Please note that this vote is advisory and not binding on our Company or our Board in any way. However, our Board will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Our Board may decide now or in the future that it is in the best interests of our shareholders and our Company to hold an advisory vote on executive compensation on a different frequency than the frequency receiving the most votes cast by our shareholders.

You are not voting in this Proposal 3 to approve or disapprove our Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal 3.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR “ONE YEAR” ON THE ADVISORY VOTE ON THE FREQUENCY OF

EXECUTIVE COMPENSATION ADVISORY VOTES.

Proposal 4—Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

General

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Our shareholders are being asked to ratify this appointment at the Annual Meeting. KPMG has served as our independent registered public accounting firm since June 26, 2014. As previously disclosed in a Current Report on Form 8-K filed with the SEC on July 1, 2014, on June 26, 2014, the Audit Committee of C&J’s Board of Directors approved the appointment of KPMG as C&J’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and simultaneously approved the dismissal of UHY LLP (“UHY”) as its independent registered public accounting firm. UHY had served as C&J’s independent registered public accounting firm during the fiscal years ended December 31, 2013, 2012 and 2011 and the subsequent interim period through June 25, 2014.

The ratification of our Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the holders of a majority of the votes of our common shares, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Although ratification is not required by our Bye-laws or otherwise, our Board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, our Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our shareholders. The Audit Committee considers KPMG to be well qualified and recommends that the shareholders vote for ratification of this appointment. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. It is also expected that such representative will be available to respond to appropriate questions from shareholders.

Audit and Other Fee Information

Set forth below is a summary of certain fees paid to KPMG for services related to the fiscal years ended December 31, 2014 and December 31, 2015. The firm of KPMG acted as C&J’s independent registered public accounting firm from June 26, 2014 through such period. In determining the independence of KPMG, C&J’s Audit Committee considered whether the provision of non-audit services is compatible with maintaining KPMG’s independence.

	2014	2015
Audit Fees	$790,333	$2,361,750
Audit Related Fees	225,000	140,000
Tax Fees	187,651	52,977
All Other Fees	—	—

Total	$1,202,984	$2,554,727

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit, fees related to the audit of internal control over financial reporting under Section 404 of Sarbanes-Oxley, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services normally provided by the Company’s independent registered public accounting firm in connection with regulatory filings or engagements for the fiscal year shown.

Audit Related Fees. Audit related fees consisted of amounts incurred for accounting consultation in connection with the Merger.

Tax Fees. Tax fees consisted of services provided for sales and use tax planning.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

All of the services described above were pre-approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal years 2014 and 2015.

On March 24, 2016, the Audit Committee adopted a policy requiring pre-approval by the Audit Committee of all services (audit, tax and non-audit) to be provided to the Company by our independent registered public accounting firm, in each case subject to a specific budget. In accordance with this Pre-Approval Policy, in April 2015 our Audit Committee gave its annual approval for the provision of such services by KPMG for the 2015 fiscal year. Additionally, in February 2016, in accordance with this Pre-Approval Policy, the Audit Committee gave its annual approval for the provision of such services by KPMG for the 2016 fiscal year. Any proposed services to be provided by the independent registered public accounting firm not covered by one of these approvals, including proposed services exceeding pre-approved budget levels, requires special pre-approval by our Audit Committee. In certain circumstances and for certain services, our Audit Committee delegates its responsibilities to pre-approve services performed by the independent registered public accounting firm to the Chairman of our Audit Committee. However, our Audit Committee does not under any circumstance delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Prior to the adoption of the current Pre-Approval Policy, the Company’s Audit Committee had adopted a policy requiring pre-approval of all services (audit, tax and non-audit) to be provided to the Company by our independent registered public accounting firm, which policy was substantially the same as the Pre-Approval Policy currently in effect. In accordance with this policy, our Audit Committee has given its annual approval for the provision of audit services by KPMG through December 31, 2015.

KPMG does not provide any internal audit services to us.

OUR BOARD RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

OTHER MATTERS

As of the date of filing this Proxy Statement, our Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a shareholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2017 Annual General Meeting of Shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. No shareholder proposal was received for inclusion in this Proxy Statement.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Bye-laws, any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by the Board of Directors must give timely and proper notice of the intention to propose the person for election. A shareholder making a nomination for election to our Board for the 2017 Annual General Meeting of Shareholders must deliver proper notice to our Corporate Secretary at least 90 days but not more than 120 days prior to the first anniversary date of the 2016 Annual General Meeting of Shareholders. In other words, for a shareholder nomination for election to our Board to be considered at the 2017 Annual General Meeting of Shareholders, it should be properly submitted to our Corporate Secretary no earlier than January 27, 2017 and no later than February 26, 2017 (provided, however, that in the event that the date of the 2017 Annual General Meeting is more than 30 days before or more than 30 days after the first anniversary of the 2016 Annual General Meeting of Shareholders, the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting is posted to members or the date on which public disclosure of the date of the 2017 Annual General Meeting is made).

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a shareholder at the 2017 Annual General Meeting of Shareholders that the shareholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before April 11, 2017, and the shareholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after April 11, 2017, and the matter nonetheless is permitted to be presented at the 2017 Annual General Meeting of Shareholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. For each individual that a shareholder proposes to nominate as a director, the shareholder’s notice to our Corporate Secretary must be in written form and include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. If a shareholder provides notice for the event described above, the notice must also include the following information in addition to any other information required by Rule 14a-8:

•	The name and address of the shareholder as it appears on our books;

•	The name and address of the beneficial owner, if any, as it appears on our books;

•	The class or series and the number of our common shares that are owned beneficially and of record by the shareholder and the beneficial owner;

•	A description of any agreement with respect to the nomination among such shareholder and/or such beneficial owner and any others acting in concert with any of the foregoing, including the nominee;

•	A description of any agreement by such shareholder and such beneficial owners the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to our shares;

•	A representation that the shareholder is a shareholder of record entitled to vote and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•	A representation whether the shareholder or the beneficial owner intends (1) to deliver a proxy statement to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies or votes from shareholders in support of such nomination.

2015 ANNUAL REPORT

A copy of our 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (including the financial statements and the financial statement schedules, if any, but not including exhibits), will be furnished at no charge to each person to whom a Proxy Statement is delivered upon the written request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to C&J Energy Services Ltd. at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by email at Investors@cjenergy.com.

HOUSEHOLDING

We may send a single set of proxy materials and other shareholder communications to any household at which two or more shareholders reside unless we have received contrary instructions from those shareholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other shareholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our proxy materials for each shareholder sharing your address in the future, please send a written request to C&J Energy Services Ltd. at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by email at Investors@cjenergy.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

ANNUAL MEETING OF C&J ENERGY SERVICES LTD.

Date:	Thursday, May 26, 2016
Time:	2:00 P.M., local time
Place:	C&J headquarters, Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda

Please make your marks like this:  ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2, and 4 and ONE YEAR on proposal 3.

1:	Election of Class I Directors

		For		Withhold		Directors Recommend ê
	01 Randall McMullen, Jr.	☐		☐		For
	02 Sheldon Erikson	☐		☐		For
		For	Against	Abstain
2:	Advisory vote to approve the 2015 compensation of the Company’s named executive officers.	☐	☐	☐		For
		1 year	2 years	3 years	Abstain	1 year
3:	Advisory vote on the frequency of the named executive officer compensation advisory vote.	☐	☐	☐	☐
4:	Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.	☐	☐	☐		For

Authorized Signatures - This section must be

completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of C&J Energy Services Ltd.

to be held on Thursday, May 26, 2016

for Shareholders as of March 31, 2016

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:
TELEPHONE

Go To			866-243-5447
www.proxypush.com/CJES	OR	•	Use any touch-tone telephone.
• Cast your vote online. • View Meeting Documents.		•	Have your Proxy Card/Voting Instruction Form ready.
		•	Follow the simple recorded instructions.
MAIL

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Randall McMullen, Jr. and Theodore Moore, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of C&J Energy Services Ltd. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN THE MANNER RECOMMENDED BY THE BOARD OF DIRECTORS AS STATED HEREIN AS APPROPRIATE.

All votes must be received by 5:00 P.M., Eastern Time, May 25, 2016.

PROXY TABULATOR FOR C&J ENERGY SERVICES LTD. P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #

Proxy — C&J Energy Services Ltd.

Annual Meeting of Shareholders

May 26, 2016 at 2:00 P.M. (local time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Randall McMullen, Jr. and Theodore Moore (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the common shares of C&J Energy Services Ltd., a Bermuda corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters, located at Crown House, 2nd Floor, 4 Par-La-Ville Rd., Hamilton, HM08, Bermuda, on Thursday, May 26, 2016 at 2:00 P.M., local time.

The purpose of the Annual Meeting is to take action on the following:

1.	The election of two directors to serve as Class I Directors until the 2019 Annual General Meeting of Shareholders;
2.	An advisory vote to approve the 2015 compensation of the Company’s named executive officers;
3.	An advisory vote on the frequency of the named executive officer compensation advisory vote; and
4.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof).

The Class I Directors up for re-election are: Randall McMullen, Jr. and Sheldon Erikson.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director in Proposal 1; a vote “FOR” each of Proposals 2 and 4, and a vote of “ONE YEAR” for Proposal 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in the manner recommended by the Board of Directors as stated herein as appropriate. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐